Prospectus Supplement (Sales Report) No. 33 dated June 2, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 376737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376737	$3,600	$3,600	9.63%	1.00%	May 29, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376737. Member loan 376737 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	The Home Depot	Debt-to-income ratio:	15.11%
Length of employment:	6 years 4 months	Location:	Rochester, NY

Home town:	Fort Benning
Current & past employers:	The Home Depot
Education:	University at Buffalo

This borrower member posted the following loan description, which has not been verified:

Consolidate two cards under a much lower interest rate. Regular payments over a length of time. Automatic payments every month.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	47
Revolving Credit Balance:	$12,811.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are the rates and balances on both credit cards? what is the additional Revolving Credit Balance of $12,811?	18%

Member Payment Dependent Notes Series 382458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382458	$9,000	$9,000	12.84%	1.00%	May 27, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382458. Member loan 382458 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	19.22%
Length of employment:	n/a	Location:	Scarsdale, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Help me conquer high apr's!

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	44
Revolving Credit Balance:	$14,309.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389526	$10,000	$10,000	13.47%	1.00%	May 27, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389526. Member loan 389526 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Marshall & Stevens	Debt-to-income ratio:	14.91%
Length of employment:	1 year 4 months	Location:	Beverly Hills, CA

Home town:	Walnut Creek
Current & past employers:	Marshall & Stevens, Eastdil Secured
Education:	University of California Santa Barbara

This borrower member posted the following loan description, which has not been verified:

Hello Everyone, I'm currently two years out of college and owe $25,500 on a credit card, $3,000 on my AMEX card, $19,000 in student loans, and $8,000 remaining on my car loan. I'm currently an associate at a middle market investment bank making $75,000 per year. I'm looking to obtain a loan to obtain some breathing room and pay off my remaining car loan thereby obtaining the title to sell. Once sold, I plan on leasing an affordable vehicle with a warranty. My current 2002 vehicle is out of warranty and is starting to fall apart, this has the possiblity to become very costly. I'm also looking to pay off my AMEX balance of $3,000. So in essence, trying to obtain money for a debt swap thereby ridding my high interest AMEX debt and ridding myself of my current vehicle liability. I'm fortunate enough to be in a position whereby I receive a bonus each time a deal closes, until such time when that occurs, this is my plan.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,694.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 392172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392172	$8,600	$8,600	13.16%	1.00%	May 29, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392172. Member loan 392172 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Fedex	Debt-to-income ratio:	7.98%
Length of employment:	1 year	Location:	Kansas City, KS

Home town:	Kansas City
Current & past employers:	Fedex, UPS
Education:	Fortt Scott Community College/Park University

This borrower member posted the following loan description, which has not been verified:

Antonio's Tacos has been a goal of mine for about five years now. I have just been waiting for this one specific place to open, and it finally has. One of the main reasons this location is so great is because there is only one other restaurant within a mile of this place, so competition should not be too much of an issue. Another reason is, it's right next to the only gas station in that area, so this is a high traffic location. The main reason for me needing the funds is for the purchase of the all the equipment and the installation. There will be a small amount needed for the remodeling of the building, but that will be minor due to me being able to do most the work myself. Also, I would like to have a little bit of cash flow, I realize that I will probably not be making high amounts of profits within the first two or three weeks, so a little extra cash on the side wouldn't hurt. One of my main inspirations for opening my own business, is my Father. My Dad has been a successful owner/operator of his own restaurant for over 26 years, and he will be guiding me throughout this whole process . I have seen first hand what it takes to run a profitable business and the sacrifice one has to make. With my fathers knowledge of the industry and my determination, I can only see Antonio's Tacos being a success.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	46
Revolving Credit Balance:	$553.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but I have a few questions: 1. Can you please provide a rough breakdown of how you would spend the $8600 on equipment and installation? 2. If your father's restaurant is successful, why not ask him for a personal loan instead of taking a loan from Lending Club at 13%? 3. Finally, will you continue to work at FedEx while you start the taco restaurant or will this be your sole source of income? Thanks and good luck!! I love tacos. Hope that with these answers I can help you achieve full funding on your loan!	Thanks for your questions, hopefully I can answer them to your satisfaction. 1. The $8600 is going towards things like the stove, griddle, fryer, etc. I don't think you want me to rattle off all the kitchen equipment I need but if you do let me know. By the way, I have been going to many auctions to find the best deal I can on the equipment, so the equipment cost will not be as high as one might think. The installation cost will be minor. I am fortunate enough to have an uncle who works in the heating and cooling industry and he has plans to assist me when the time comes. 2. That would be easier, and in fact much cheaper, but that is something that I don't want to do. There is something about asking my parents for money that I just dont like. I guess you could say that it makes me feel less of a "man." He is however, helping me in the purchase of some equipment at the auctions that we continue to go to. I wouldn't feel right asking him to fund the entire operation, I don't want to push my luck. 3. I will continue to work at FedEx until about a week before the restaurant is due to open. Then, the restaurant will be my sole source of income. I am very confident that with the backing of my family, all the knowledge of the industry that we have, and the location being in a prime area, it won't take long to support my needs. I hope I have answered your questions to your satisfaction. If you have any additional questions, please feel free to ask.

Member Payment Dependent Notes Series 393476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393476	$6,000	$6,000	12.84%	1.00%	May 28, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393476. Member loan 393476 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,625 / month
Current employer:	Evergreen School District	Debt-to-income ratio:	5.83%
Length of employment:	10 years	Location:	VANCOUVER, WA

Home town:	National City
Current & past employers:	Evergreen School District
Education:

This borrower member posted the following loan description, which has not been verified:

My sister has been laid off of her job. She has survived breast cancer but has substantial debt. I would like to help her with her finances.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1979	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,699.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have debt yourself too. It looks like close to $8K. How are you going to make sure you can both help her and yourself get out of debt?	I have setup a budget for myself to begin paying down my own debt as well as help her. If for some reason I am not able to stay within my budget, I will get a job working a few nights a week to pay my debts. Thank you for asking.
Could you please detail the budget mentioned above? Thank you.	Rent 650 Utilities/Phone 150 Lending Club 205 Visa 200 -------------------------- Total 1205 Remainder 795 Yearly tax return $1500 credited toward debt
"Yearly tax return $1500 credited toward debt" You should talk to your employer and have your withholding rate lowered. You are allowing the government to borrow $1500 a year at 0% (until you get your refund). ($1500/12)*5 = $625 The government is borrowing ~$625 from you right now at 0% sweet deal for them, horrible deal for you... You might want to leave some room for the margin of error, but $1500 is a lot of money, in my honest opinion. http://www.kiplinger.com/tools/withholding/index.php	Thank you. I will look into my withholding immediately.

Member Payment Dependent Notes Series 400046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400046	$3,500	$3,500	7.68%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400046. Member loan 400046 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Server Admin Inc	Debt-to-income ratio:	10.10%
Length of employment:	8 years 5 months	Location:	Lake Worth, FL

Home town:	Chicago
Current & past employers:	Server Admin Inc, Webcast 1, Inc, Fusive, Inc, BFW Advertising, Inc
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to refinance a credit card with a small balance currently at a 23% APR. My financial situation: I am a good candidate for this loan because I have the means to pay down the current balance as-is, but I hate the high interest rates.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	58
Revolving Credit Balance:	$78,031.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please comment on the $78K in revolving credit balance. What is the source of this debt? Thanks.	There are various sources, 30k from HELOC for rehab projects on multi-family investment properties in West Virginia that are currently cash flowing, will get ROI within 24-60 months depending on exit strategy, 25k in education expenses, 10k for a utility vehicle, and the rest is personal expenses such as furniture, electronics, travel and entertainment.

Member Payment Dependent Notes Series 402415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
402415	$18,000	$18,000	12.84%	1.00%	May 29, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 402415. Member loan 402415 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,125 / month
Current employer:	K-TEK CORP	Debt-to-income ratio:	7.69%
Length of employment:	1 year 6 months	Location:	Baton Rouge, LA

Home town:	Dickinson
Current & past employers:	K-TEK CORP, High Power Consulting, SCP Pool, Staples
Education:	Minot State University

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate credit card debt through Chase Visa, and Discover Card as well as fund the remainder of my wedding into one payment.

A credit bureau reported the following information about this borrower member on May 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,724.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a decent income. How did you end up with credit card debt? What is your plan to stay out of debt in the future? Have you and your spouse received any credit counseling?	There were several factors that led to our debts including Nicole being laid off from work for several months until she found another position and the other part of which is we made the grave mistake of living outside our means for a while (about nine months). The biggest mistake I personally made was having the attitude of, oh, we're still OK. No big deal. I think that was the hardest part for us was to just face this. We are both intelligent people and we know the way out of our mess and are taking full responsibility for it versus ???just letting it go??? as some of our co-workers have done. We have not received credit counseling however we've both been reading up on it quite a bit more and taking that first important step and just talking about it. I have a couple book recommendations to check out at our local library and we???ve received a couple pointers from a cousin of mine who was in a similar position and was able to work out of it with about half the income in the late 90???s. We've sat down and set forth a budget with our expenses and laid out what costs we have and need versus costs we don't need or are luxury items.. We've started eating at home and doing the little things to save money. One of the biggest help in the future will be Nicole having a full time job as she is graduating with her Master???s Degree in August. She already has an offer of employment contingent upon her passing her comprehensive exam and finishing her last four credit hours, which she will in June and July. As far as the credit cards specifically are concerned, my plan is to pay them off and shred them. I want to keep the accounts active for at least a few months as what I???ve been told is that paying off a credit account and closing it can hurt your credit score. I do plan to keep one account open however I will have the bank reduce the credit limit to one half of a month???s post tax salary. We are dropping our cable TV package on the 10th of June as that is when the bill was prepaid for which will save us about $1200 a year which is phenomenal when you think about it. We???ve dropped our Gamefly and Blockbuster rental subscriptions which will save us another $600 a year. In the long term, once this loan is paid off we will use that extra ???payment money??? to go into a savings account at which point we will be able to close the one credit card we have left open. With that said, we can still pay down the debt without a loan. Nicole graduates from college in August and so I know we can do it. However I do want to roll our debts into one payment. The minimum payments of the cards and the monthly payment of my loan request are not all that far apart (on average about $50). I would be paying less interest and the biggest motivation is that one of my cards (even though I???ve never been late with a payment) decided to raise my rates from a 9.99 fixed to a 24.99 to 29.99 (depending on prime) rate. It takes effect on my next billing cycle (June 20th). Thank you for your consideration. Cary.

Member Payment Dependent Notes Series 402638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
402638	$6,250	$6,250	12.53%	1.00%	May 29, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 402638. Member loan 402638 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Quest Software	Debt-to-income ratio:	6.73%
Length of employment:	3 years 6 months	Location:	Chattanooga, TX

Home town:	Chicago
Current & past employers:	Quest Software, Unum Group
Education:	The University of Alabama at Birmingham

This borrower member posted the following loan description, which has not been verified:

I am trying to finance the last portion of my children's private school tuition payment. Note that my current address as listed on this application is not correct. I, incorrectly, chose "Chattanooga, TEXAS" when it should be "Chattanooga, TENNESSEE". I am not sure how to change this.

A credit bureau reported the following information about this borrower member on May 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	40	Months Since Last Delinquency:	11
Revolving Credit Balance:	$8,186.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify income.	120,000 per year plus bonuses

Member Payment Dependent Notes Series 403469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403469	$3,000	$3,000	12.21%	1.00%	May 29, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403469. Member loan 403469 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CBS	Debt-to-income ratio:	11.89%
Length of employment:	1 year 3 months	Location:	santa monica, CA

Home town:
Current & past employers:	CBS
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

I'm looking to buy a used car for about $6K to $7K. I'm requesting only $3,000 from a lender and I'll come up with the difference from my savings account. I'm a 28 year old working professional (credit analyst) with excellent credit (top 4 percentile). The monthly installment of $120 would not poise a problem as I have paid off monthly installments of larger amounts and always on time. The most recent was a 48 month car loan with Chase of $346.44/mo. that ended March 2009. Since college, I've been steadily employed with no gaps in paychecks. I have never defaulted on my financial obligations.

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,503.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 403806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403806	$3,000	$3,000	9.63%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403806. Member loan 403806 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	metlife	Debt-to-income ratio:	5.36%
Length of employment:	2 years	Location:	GREAT NECK, NY

Home town:	israel
Current & past employers:	metlife
Education:	College of Business managment tel aviv, Isreali Air force

This borrower member posted the following loan description, which has not been verified:

looking to buy my car off the lease for around 3000 and refinance my credit cards. I appreciate your help i am sick and tired of making the credit card companies rich!!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,222.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The $10,000 in revolving credit shown makes me a little skittish. Please explain what that is all about, how you are servicing that debt and how this additional $3000 will fit into your budget.	the 3000 is to finance my car i used to pay 221.61 / mo on my extended lease. im buying the car now and paying 96/ mo on this loan instead of the 221.61 i used to pay. the 10000 is old loans that im paying off slowly
When you are able to, would you be willing to lend your money to others, so they can get a loan such as this?	yes i will spread the risk over many lends with good or excellent credit

Member Payment Dependent Notes Series 403934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403934	$14,500	$14,500	11.26%	1.00%	May 27, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403934. Member loan 403934 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	NE Carpenters Fund	Debt-to-income ratio:	10.18%
Length of employment:	7 years 7 months	Location:	LUNENBURG, MA

Home town:	Trenton
Current & past employers:	NE Carpenters Fund
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my current credit card balance with Citibank with this loan. As of today I owe $14, 397.74; but I am sure that will go up somewhat with the interest for this month as soon as it hits the account - I am not sure what date that will be. But; I would like the loan from you for the $14, 500; and then I will simply pay the interest balance above that amount.

A credit bureau reported the following information about this borrower member on May 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	25
Revolving Credit Balance:	$25,807.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 403997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403997	$5,500	$5,500	12.53%	1.00%	May 29, 2009	May 25, 2012	May 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403997. Member loan 403997 was requested on May 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,576 / month
Current employer:	Ball Aerospace	Debt-to-income ratio:	17.55%
Length of employment:	16 years	Location:	Castle Rock, CO

Home town:	Fort Campbell
Current & past employers:	Ball Aerospace
Education:	Denver Institute Of Technology

This borrower member posted the following loan description, which has not been verified:

I want to get out of credit card debt ASAP. I have a great payment history and credit rating. I've been at the Ball Aerospace for over 15 years.

A credit bureau reported the following information about this borrower member on May 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,279.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 404247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404247	$5,000	$5,000	7.68%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404247. Member loan 404247 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Data Specialties Inc.	Debt-to-income ratio:	7.03%
Length of employment:	3 years	Location:	VISTA, CA

Home town:
Current & past employers:	Data Specialties Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to cover credit card expenses at a lower rate.

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,660.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Data Specialties ? Would you verify your income by sending your w-2 to lending club ?	Senior Project Manager. Do you know how I send the W-2's to Lending Club?

Member Payment Dependent Notes Series 404305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404305	$10,750	$10,750	14.11%	1.00%	May 27, 2009	May 26, 2012	May 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404305. Member loan 404305 was requested on May 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,496 / month
Current employer:	Stanford University School of Medicine	Debt-to-income ratio:	14.98%
Length of employment:	10 months	Location:	Stanford, CA

Home town:	Santa Monica
Current & past employers:	Stanford University School of Medicine
Education:	Westmont College, Stanford University

This borrower member posted the following loan description, which has not been verified:

Hello. My name is Roberto and I am currently a 24-year old medical student at the Stanford University School of Medicine. I am a kind and smart guy that is working on becoming an orthopedic surgeon. In the past (2006) I used Prosper to borrow money to fix up my 1971 Chevrolet Nova Muscle Car and was very pleased with the experience. I borrowed $3,000 and paid it off in 12 months. I am now seeking $10,750 to invest in U.S. equities and will be paying off my loan in 36 months. I am an extremely hard working guy that was top of my class in college. I am a very low risk borrower as I have NEVER been late on a credit card payment or peer-to-peer lending payment. I have a lot going for me and will not risk messing up my credit or reputation by being late on any payments to a lender. I have recently been awarded a prestigious scholarship that will be paying for half of medical school and you can see my bio at http://www.pdsoros.org/current_fellows/ The condensed version of my finances is that I have over $23,000 in cash, all of my vehicles are paid for and worth around $30,000, owe $8000 on my credit cards (that in combination with the fact that as a medical student I get a living allowance of $2500/month, I only use $1700 of it, does not show up as income and causes me to have a low credit score), go to medical school on a near full-ride, and have positive cash flow exceeding $800/month after all my expenses are taken into account. I am getting married this summer and will be living on campus with my wife who just finished her Masters and is a college professor. Her income will cover groceries, gas, and other living expenses meaning that I foresee positive cash flow of over $1100/month starting this fall. I will also be selling two of my classic muscle cars this summer. You may ask why I have $8,000 in credit card debt when I have $23,000 in cash and $30,000 in assets? That is because I have a 0% APR card and have wanted the cash cushion for now. I do not foresee any big expenses as I have already paid for the ring, we have paid for the honeymoon, and our parents are paying for the wedding. I would just rather have that cash available right now as we start our new life together and as soon as my 0% APR deal ends I will pay the cards off. I will have more than enough positive cash flow each month to make the payment on this $10,750 loan. During the summer break between my sophomore and junior years of college I did an investment banking internship and had the opportunity to learn about the world of economics and equities. Since then I have followed the world financial markets with a close eye and have become very passionate about investing. This enormous downturn, the worst since the Great Depression, has left good companies (in infrastructure, tech, agriculture, shipping) trading at a fraction of what they were. It has also removed a large amount of risk in investing and has presented an opportunity with enormous upside potential as a recovery looms on the horizon as has happened after every U.S. economic crisis in history. In 2006 and 2007 I actively invested a sum of $10,000 and turned it into $20,000 through learning to manage risk with stops, investing on a mixture of momentum, news, technical analysis, and fundamentals, not letting emotion, greed, or fear make me hold losing positions, learning to sell my losses and ride my gains, etc. I am happy that I sold everything before the crisis and was able to buy my dream car at the time with the proceeds in late 2007 (2004 BMW 330Ci). Seeing this opportunity after the economic crisis and the recovery on the horizon (next couple years) has once again convinced me to start to move some money ($5,000) back into the market in the past month with a focus on managing risk with tight stops and have made some great profits already. I would like to increase the size of this portfolio as soon as possible with the proceeds from this loan.

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,333.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Beautifully well written. But, your cost of borrowing is 14.11% on this loan. Why not invest on margin and pay 10% or less in interest on a brokerage account? Are you already investing on margin and wish to lever up more with this loan?	Thank you for the compliment. I have looked into it but would prefer to not use margin for investing as I consider it too risky. I feel much more comfortable with a loan at a slightly higher interest rate with a set monthly payment every month. With margin I feel that a short term market downturn before a long term economic recovery could strain my portfolio more than I am comfortable with and with this loan I like knowing that every month I am paying it off and that in three years it will be all paid off and my portfolio will have grown.
You say you have $8000 in credit card debt, but your revolving debt is listed at $26,000. What's the other $18,000 from?	The other $18,000 is from two things: 1. After my first two years of undergrad I refinanced my student loans at a lower rate through Bank of America. The amount is $9,000 and appears as revolving credit. This loan is deferred until I finish school and receive my M.D. 2. When I graduated high school my parents placed me on THEIR Capital One card so I could start to build credit. The balance they carry on that card is around $10,000. That is where the other $10,000 comes from. This is not money I owe and I will definitely look into getting my name taken off their card soon so I can lower my revolving credit amount. Thank you and if there are any other questions don't hesitate to ask!:)

Member Payment Dependent Notes Series 404353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404353	$11,400	$11,400	11.89%	1.00%	May 27, 2009	May 26, 2012	May 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404353. Member loan 404353 was requested on May 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	16.52%
Length of employment:	2 years	Location:	Blue Island, IL

Home town:	Chicago
Current & past employers:
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

The cost of my wedding this coming September has exceeded my estimated budget. This loan will pay the cost of catering. The remaining wedding costs will easily fall within my budget. I expect to be able to pay the balance of this loan in full following the wedding. My fiance and I enjoy secure positions at financially thriving companies. In addition to our dual incomes, we share living expenses.

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,324.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 404375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404375	$19,200	$19,200	13.79%	1.00%	May 27, 2009	May 26, 2012	May 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404375. Member loan 404375 was requested on May 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,542 / month
Current employer:	n/a	Debt-to-income ratio:	11.43%
Length of employment:	1 year 9 months	Location:	Milwaukee, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I have credit card debt that I am making slightly over the minimum payment on. I just need the loan to pay off the credit card so my payments have an end date that I will be able to make without the high percentage interest rate.

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$11,043.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 404403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404403	$6,000	$6,000	16.00%	1.00%	May 27, 2009	May 26, 2012	May 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404403. Member loan 404403 was requested on May 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,907 / month
Current employer:	associated photo	Debt-to-income ratio:	15.62%
Length of employment:	2 years	Location:	homestead, FL

Home town:	havana
Current & past employers:	associated photo
Education:	college

This borrower member posted the following loan description, which has not been verified:

I don???t own money to any one, I work in a very good and stable job where I m the manager, I need this money to get in track with my life again (backup), I been living from check to check and is hard to keep up, I have a 6 years old son and we need to breath a new air.

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	59
Revolving Credit Balance:	$829.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say that you don't owe money to anyone, but you're revolving $829. Please clarify. However, even if you have no real debt, since you're still struggling to live check-to-check already, how can you afford this loan? Are you expecting to receive a raise?	well first i don't owe money because i take care of my payments and i make some xtra money from time to time i don't plan to spent the money at ones, this is for other things like fix things around the house, car payments and others things that came on the way i only used what i need and with this same money i pay back and save some at the same time also go to my web myuniqueart.net
Can you answer the other part of slodavid's question? If you're living check-to-check how do you plan to pay this off?	the same way i always pay my bills, i only spent money on my car, the rent gas and regular bills that give me a 880 to save but i bing spending money in the past in stupid things, i going to move to a new place with my family iand i plan to be more respomsable this money will help me to move and other small things. thanks for the help

Member Payment Dependent Notes Series 404419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404419	$5,000	$5,000	13.16%	1.00%	May 29, 2009	May 29, 2012	May 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404419. Member loan 404419 was requested on May 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,640 / month
Current employer:	City of Medford	Debt-to-income ratio:	14.15%
Length of employment:	3 years 10 months	Location:	MEDFORD, OR

Home town:	Roseburg
Current & past employers:	City of Medford
Education:	Western Oregon University

This borrower member posted the following loan description, which has not been verified:

I'm 27 years old and recently ended up in the hospital with a DVT (blood clot). I ended up staying four days, most of which was not covered by insurance. A week later I ended up back in the hospital with complications from the medication and treatment. I have to attend doctors' visits every other week, each visit incurring another fee. The hospital requested I make the payment all at once so it's ending up on my credit card. Now the credit card company wants a lump payment. I've never missed a payment on my cards or past loans and I've never been late. I have a secure job and work 40+ hours a week. I make decent money but didn't have enough saved for an emergency of this magnitude. I have the means to make the payments but the credit card company is requesting a lump payment larger than I can afford and they are not willing to work with me on this. This loan will help greatly. There has been a great deal of stress on me and my family on how we could make this payment and a loan is our only option. If I can't get a loan to make this payment, I'll be forced to sell my car and will lose my means of transportation to my doctors' appointments and to work. A note about my credit report - I transferred a majority of my credit card debt to a single card so I would have a single payment. My credit report for this month was generated between the time the balance transfers were charged to the one card and were deposited on the other cards. When I checked my credit report a few days ago, it said I owed about $12,000 more than I actually do (other medical expenses, moving expenses and vehicle repairs). The credit bureau wouldn't take it as an inaccuracy because it should "fix itself" on next month's report. The problem is, I need the loan before my credit report "fixes" itself.

A credit bureau reported the following information about this borrower member on May 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,075.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Kari - I hope your medical condition has greatly improved. Have you tried negotiating with the hospital? Explain the credit card situation to them and ask if they will grant you a 30% or so credit for the hospital bill you paid off. Hospitals and doctors' offices don't advertise this, but they will often work with you on out-of-pocket costs. Wishing you the best.	Unfortunately, the bulk of the medical bills has already been charged to my credit card and the hospital won't issue a refund on that. I'm new to the whole medical emergencies and hospital stays and wasn't aware this was an option. The hospital said "pay us" so I did the only way (I thought) I could afford to... on the cards. I will talk to my doctors about this and see if they can help with future bills. I wasn't aware of this. Thank you for the information.
You're not alone - most people don't realize negotiating is a possibility. Take good care.	I talked to (begged) the credit card company and they dropped the payment from 5000$ to 3500$ plus fees. So the good news is I only need $3700. The bad news is I'm headed back to the hospital for more testing and possibly another stay. I'll try negotiating with the hospital this time.

Member Payment Dependent Notes Series 404448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404448	$5,000	$5,000	13.79%	1.00%	May 27, 2009	May 26, 2012	May 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404448. Member loan 404448 was requested on May 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	SOGDA Limited, Inc.	Debt-to-income ratio:	19.11%
Length of employment:	3 years 10 months	Location:	Seattle, WA

Home town:	Seattle
Current & past employers:	SOGDA Limited, Inc.
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I am applying for a personal loan to cover legal expenses associated with my divorce. I am responsible person, have full-time job, never been late on any payments (rent, credit cards, utility bills and etc.)

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,391.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 404491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404491	$15,000	$15,000	11.58%	1.00%	May 27, 2009	May 27, 2012	May 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404491. Member loan 404491 was requested on May 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	ING	Debt-to-income ratio:	21.06%
Length of employment:	7 years	Location:	SIMPSONVILLE, SC

Home town:	South Carolina
Current & past employers:	ING
Education:	Lander University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate higher interest debt. I have never missed a debt payment in my life and have no expectation of ever doing so.

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,880.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 404492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404492	$21,600	$21,600	11.89%	1.00%	May 27, 2009	May 27, 2012	May 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404492. Member loan 404492 was requested on May 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	n/a	Debt-to-income ratio:	6.69%
Length of employment:	n/a	Location:	San Diego, CA

Home town:	San Diego
Current & past employers:
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

With so many things going on in my life, I'd like to simplify what I can. I want to borrow money so I can pay off all my debt and manage a single payment each month. Thank you I appreciate it!

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,357.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you employed? Leaving those spots blank is a great way not to get your loan no matter how good your credit score is	Thanks for asking! Yes I am employed but work for a Public Agency and would rather not call out my agency's name. I have worked at this agency since 2001. Very stable.
Hello! Please explain the substantial difference between the amount of your requested loan and that of your revolving credit balance. Thank you.	Thanks for the question! Although my credit card debt is low, I do have a few loans that total about $18,000 (two personal loans, and one student loan). Let me know if you need more detail.

Member Payment Dependent Notes Series 404561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404561	$3,600	$3,600	11.58%	1.00%	May 29, 2009	May 29, 2012	May 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404561. Member loan 404561 was requested on May 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	Austin Dock & Tram	Debt-to-income ratio:	23.60%
Length of employment:	6 years	Location:	Austin, TX

Home town:	Johnson City
Current & past employers:	Austin Dock & Tram, Super S Foods
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

I am trying to purchase a more economical means of transportation. Not a toy or anything like that, mainly riding on back country roads to avoid highway dangers. I have never missed a payment on any credit cards or loans and have been steadily employed for the past 8 years. Also i am buying a $6000 bike for $3000 so if the time comes to sell the vehicle, immediate repayment of the loan will be easily facilitated. Thank you for taking the time to review my request.

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,018.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 404587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404587	$4,000	$4,000	13.16%	1.00%	May 28, 2009	May 27, 2012	May 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404587. Member loan 404587 was requested on May 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Ruby Tuesday	Debt-to-income ratio:	3.67%
Length of employment:	8 months	Location:	MIDLAND, MI

Home town:	Midland
Current & past employers:	Ruby Tuesday, Dolce International, Foot Locker
Education:	Davenport University, Delta College, Embry Riddle Aeronautical University at Daytona Beach

This borrower member posted the following loan description, which has not been verified:

I have been approved for a home loan, and have found a home, but due to unforeseen circumstances, had to use most of my downpayment money on other things.

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,048.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 404601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404601	$12,000	$12,000	11.58%	1.00%	May 28, 2009	May 27, 2012	May 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404601. Member loan 404601 was requested on May 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	CatholicHealthcareWest	Debt-to-income ratio:	3.57%
Length of employment:	6 years	Location:	ROSEVILLE, CA

Home town:	Pasig
Current & past employers:	CatholicHealthcareWest, Sutter Health
Education:	Centro Escolar University, Philippines

This borrower member posted the following loan description, which has not been verified:

I would like to know the details of the loan. Thank you

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,927.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You stated "I would like to know the details of the loan. Thank you", well so would I. Please explain what you do at "Catholic Healthcare West" and what the loan is for. Also anything else you feel would help me fund this.	I am A Registered Nurse at Mercy Hospital of Folsom, an affiliate of Catholic Healthcare West. My parents and 2 sisters are in the Philippines and I would like to finance their processing papers to come and immigrate here in US to be with me. I am a reliable and honest person..I am never late in paying monthly bills and obligations. You would feel at ease that I am worthy of the loan. Thank you.
Your desire to help your family is very admirable. Could you please contact Lending Club to verify your income? Why do you have such a high revolving credit balance? How much do you owe for nursing school? When did you purchase your home? What was the purchase price? How much do you currently owe on your home (including second mortgage(s))? What percentage of the mortgage payment are you responsible for?	I had some home improvements done. I don't owe any money from nursing school. 2 car payments complete I purchsed my home in 2004 with a Co-borrower/ Co -owner. The purchase price was $374,000. The mortgage interest is 5.75%.
Thanks for the additional information. Since you purchased the home jointly, how much of the mortgage are you responsible for?	The mortgage is equally divided to both us including property taxes and home insurances.
Can you send Lending Club your W2's to verify your income? Otherwise we have no way of knowing if you even have a job at all.	I would be happy to send it but I am out of town until june 1st visiting some friends. I will send it as soon as I get home.

Member Payment Dependent Notes Series 404663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404663	$5,600	$5,600	11.58%	1.00%	May 28, 2009	May 27, 2012	May 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404663. Member loan 404663 was requested on May 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Philo Smith Capital Corporation	Debt-to-income ratio:	17.78%
Length of employment:	2 years 5 months	Location:	STAMFORD, CT

Home town:
Current & past employers:	Philo Smith Capital Corporation
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

I made the mistake of using a Discover card while I was poor and in college. I have not been able to get ahead of it since. I haven't charged anything since I graduated in 2006. I've been at the same job, making payments, which have barely decreased the balance. The interest rate keeps going up. I would like to pay it off today, be rid of it, and make reasonable payments to someone else. I hate this credit card.

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$4,440.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please provide the current interest rate, minimum required payment, and your usual monthly payments for the debt you are paying off? Additionally will you explain the recent inquiry on your credit report? Did you apply for another loan or credit card? Thank you and good luck.	My current interest rate is 28.99%. I usually pay about $150 monthly, which is also the minimum. The inquiry on my credit report is from attempting to apply for a loan with another company. I did a little shopping around before I heard about Lending Club.
You're right. That interest rate is ridiculous. What do you do for Philo Smith? What type of business is it? Is the job stable?	Agreed! Absolute robbery! Philo Smith provides financial services within the insurance industry. We make most our profit orchestrating mergers and acquisitions. My job is stable. I'm well liked (is that bragging?) and the company is doing great-- we're currently hiring for two positions. In fact, it was by the advice of a coworker that I look into Lending Club for a personal, unsecured loan at a reasonable rate. Now I'm just crossing my fingers.

Member Payment Dependent Notes Series 404683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404683	$9,000	$9,000	13.79%	1.00%	May 27, 2009	May 29, 2012	May 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404683. Member loan 404683 was requested on May 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,875 / month
Current employer:	Macty's New York	Debt-to-income ratio:	6.76%
Length of employment:	24 years 10 months	Location:	FOREST HILLS, NY

Home town:	Flushing
Current & past employers:	Macty's New York, Macy's, New York
Education:	CUNY Queens College, B.A.

This borrower member posted the following loan description, which has not been verified:

Hello, I have gotten myself into credit card debt again! I have three senior cats with various health problems and the vet bills have been very high. I have also put my extensive needed dental work on my credit cards, not having enough in savings to pay for it outright. I want to pay off four credit cards with one easy to manage monthly payment, and have vowed to myself to pay this debt off, and to work hard to stay debt free in the future. I work in retail cosmetic sales for over 25 years and have a steady full time income. I will be able to make my monthly payment. I am a reliable, balance person who just got into debt and needs help getting out. I appreciate your offer to help. Having found this site through "The Lending Tree Loan site", I realize that I may have to pay a higher interest rate than other borrowers with a higher credit score. I'm prepared to pay a higher than normal rate, and will diligently work to pay off the entire loan, helping me to raise my credit score, and face a better financial and emotional future with your help. Thank you in advance, Karen

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1980	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	31
Revolving Credit Balance:	$7,589.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 404709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404709	$12,400	$12,400	11.26%	1.00%	May 28, 2009	May 27, 2012	May 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404709. Member loan 404709 was requested on May 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,683 / month
Current employer:	Keyhole Road Assist	Debt-to-income ratio:	7.96%
Length of employment:	9 months	Location:	GARLAND, TX

Home town:	Trenton
Current & past employers:	Keyhole Road Assist, Allentown Caging, Hibbert Group, Pier 1 Imports, AMC Entertainment, Acme Markets
Education:	Mercer County Community College

This borrower member posted the following loan description, which has not been verified:

I always pay my debts on time and I want to get rid of my credit cards forever. My family owns the company I work for, so even though I've only been there a short time, I have a very stable job.

A credit bureau reported the following information about this borrower member on May 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,656.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job?	I am the driver manager. I post "help wanted" ads, then interview, train, hire, and do the paperwork for the new drivers. When I work in the office, I supervise dispatchers as well as dispatch service calls myself. I am on-call 24/7.
If you get the loan here, what are your plans as far as usage of the 34 credit lines?	Only seven are open, and only five have balances. I am trying to consolidate my lines and get out of debt. I'm tired of paying 16-25% interest on the lines. I'm going to use this loan to pay off the remaining lines and close them asap.
Do you have an emergency fund in place? If not, how will you avoid using the credit cards down the road? If you do, how many months of expenses does it cover? Sorry if the questions are a bit personal, but before lending I want to be sure you aren't going to be stuck paying this loan pluse credit cards down the road.	I have never missed a payment and usually pay more. I'm so sick of paying 20%+ interest rates and being in debt that I will never use a credit card again. If I can't afford it, I don't need it. By using credit cards, that $40 item ends up costing me $75. I work for my family in a 30 year old business, so I won't ever be missing a payment or lose my job. I'm just trying to consolidate with this loan. I'm tired of being under the thumb of credit card debt. If I get the loan here, I will be 100% paid off in three years or less. Plus I make enough now that I don't really need credit cards as much as I did previously in my life. And I have less desires than before, mostly because either I own what I wanted or there isn't anything that interests me enough to purchase. I put more thought into purchases than I did a few years ago.
Do you have any savings?	No I don't. One of my regrets.

Member Payment Dependent Notes Series 404765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404765	$15,000	$15,000	13.16%	1.00%	May 28, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404765. Member loan 404765 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	AT&T Inc.	Debt-to-income ratio:	15.36%
Length of employment:	1 year 3 months	Location:	El Paso, TX

Home town:	El Paso
Current & past employers:	AT&T Inc., Time Warner Cable, Office Depot
Education:	The University of Texas at El Paso, American College of Computers & Information Sciences

This borrower member posted the following loan description, which has not been verified:

I am the owner of Lucky Dog Sports Gear a small internet based sports memorabilia retailer which has been in business since 2006. I began selling just NASCAR products but have expanded into NFL, NBA and MLB. I currently sell through Ebay and Amazon.com. Each year we have been in business we have had an increase in sales and have had a strong start to this year despite the slow down in retail purchasing but are expecting a strong holiday season. I am looking to use this loan to consolidate business debt at a lower interest rate and continue to expand my product line with the future plans of opening a physical location. I have borrowed funds in the past from another p2p lender and paid the loan off in full. I want to take advantage of this economic down time to get Lucky Dog Sports Gear in a strong financial position with adequate inventory for the holiday season. I want lenders to take a chance to fund Lucky Dog Sports Gear and make money from the interest.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	79
Revolving Credit Balance:	$11,078.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please verify your income with Lending Club?	I have submitted all of the required info to lending club. Im not sure how long it will take but it is in process.

Member Payment Dependent Notes Series 404848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404848	$10,000	$10,000	12.21%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404848. Member loan 404848 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	LACEY MFG	Debt-to-income ratio:	15.82%
Length of employment:	8 years 6 months	Location:	BRIDGEPORT, CT

Home town:	Bridgeport
Current & past employers:	LACEY MFG, clairal
Education:

This borrower member posted the following loan description, which has not been verified:

I HAVE TO PAY FOR SCHOOL

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$107,643.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ARE YOU IN SCHOOL? TELL US MORE, PLEASE.	Type your answer here.This is for high school tuition I have twins going same time.

Member Payment Dependent Notes Series 404854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404854	$3,600	$3,600	7.68%	1.00%	May 27, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404854. Member loan 404854 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	BSGPC	Debt-to-income ratio:	2.00%
Length of employment:	8 months	Location:	Vienna, VA

Home town:
Current & past employers:	BSGPC, E-Trade
Education:	George Mason

This borrower member posted the following loan description, which has not been verified:

I recently bought a place, would like to finance my furniture without opening a credit card to each and every stores.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,309.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 404870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404870	$3,000	$3,000	10.95%	1.00%	May 27, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404870. Member loan 404870 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Liberty Pest Control	Debt-to-income ratio:	13.32%
Length of employment:	2 years 2 months	Location:	DUNLAP, CA

Home town:	Anchorage
Current & past employers:	Liberty Pest Control, Clark Pest Control, Krispy Creme
Education:

This borrower member posted the following loan description, which has not been verified:

Medical expenses not covered, deductable not met this year.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,099.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, please explain your relatively high debt-to-income ratio and revolving line utilization.	It has been a bad 12 months - had major car expenses (transmission), death in the family had to charge on credit to get to Texas and now surgery for a possible breast cancer issue. It cost me $1000 just to get it diagnosed. I have no late payments on my record, and would have no problem paying the $100 per month for the loan, unfortunately, the surgery center wants payment up front in total for the surgery and my deductable is $3000 -

Member Payment Dependent Notes Series 404944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404944	$10,000	$10,000	11.26%	1.00%	May 27, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404944. Member loan 404944 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	Columbia County Sheriff's Office	Debt-to-income ratio:	14.93%
Length of employment:	1 year 4 months	Location:	Martinez, GA

Home town:	Rochester
Current & past employers:	Columbia County Sheriff's Office, Richmond County Sheriff's Office
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

My wife and I have a retaining wall that holds up our neighbor's driveway. The wall was constructed over 20 years ago and is made of cinder blocks and does not have a drainage system or a solid footer. Our neighbor's house is a rental property and we have tried to work with him to repair the wall. Unfortunately, he could care less about his property, since he does not live there, and is not willing to help out at all. My wife and I moved to Georgia 4 years ago from Rochester, NY. We bought our first house when we moved here. The house was a bank repo and we put countless hours into making it livable. It is now a beautiful 3 bedroom, 1 1/2 bath ranch. We have a nice size lot but we have been unable to do anything with it because of the wall. The wall is leaning and continues to get worse. We are deathly afraid that the wall is going to fall soon and cause more damage than we can afford. With the poor drainage, and the water running off from our neighbor's driveway, we cringe when we hear a storm is coming! On a personal note, I am a deputy sheriff and my wife is an accountant. We have a 10 year old son and we both are enrolled in college full time. We are very responsible people and we are working to obtain our degrees (I will have my BS in Psychology in June and my wife will have her BA in Accounting in November) to better ourselves. We are not looking for an easy way out. We are simply asking for someone to give us the opportunity to get this wall repaired so that we can move on. Please feel free to contact us if you have any questions or concerns and we will be more than happy to address them. We have pictures of the wall as well as estimates for the removal of the existing wall and construction of a new wall with proper drainage if anyone is interested. We thank you in advance and look forward to hearing from you.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	70
Revolving Credit Balance:	$9,528.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you considered getting the county building inspector involved? Even though they may not be able to force the repair, this would show effort on your part. You are taking actin to protect yourself and it is great you are willing to do this. After you get the repair done, I would take all bills, all contact information with the owner and all contact information with city, county and state departements to small claims court. This is a $50 or less investment and may result in a judge giving you a judgement to recover what ever te max allowed in GA is.	I have contacted several county departments including engineering, inspections, the tax assessor's office and the county clerks office. I was trying to determine the exact date the wall was constructed and tried to find out who built it. I also tried to find out which of our homes was built first to give me a better idea of why the wall was constructed. Unfortunately, both of our houses were built in the same year and for some reason, everyone I have talked to with the county has no idea of the exact date the homes were built. I have tried to do everything within reason to get the neighbor to help out with the cost but as I mentioned before, since he does not live in the house, he does not want to spend any money on the house. Thank you so much for your suggestion. My main concern is getting the wall replaced and then I am defiantly going to file a claim in small claims court. It's unfortunate that I own my home and I have to deal with a landlord who could care less if this wall falls! Thanks again for your help!
Is the income shown for just you or for both you and your wife? Can you please get your income verified. Thank you.	The income shown is just for me. My wife's income is about the same. The paperwork has been sent to verify my income and I am just waiting on the update. Thank you for your interest and please let me know if you have any other questions.
Can you please provide a more detailed breakdown of your monthly expenses to more clearly show that you can afford ~$330 additional a month between you and your wife. Thank you!	Thank you for your interest. Here is the detailed breakdown you requested: $590- Mortgage, $250- Utilities, $350- Car Payment, $100- Insurance for a total of $1290 per month. Please feel free to contact me if you need any other information. Thank you again for your interest.
Did you try a home equity loan or line of credit?	Thank you for your interest. We had a home equity line shortly after we bought our home. Our house was a bank repo and we had to do a lot of work just to make it livable. We tried to get the line increased but unfortunately our house's assessed value is just short of the 85%. Thank you again for your interest and please let me know if there are any other questions I can answer for you.
after looking questions and answer, I am willing to help you out with small amount of my investment as I was helped with lending group too when I need the money most.	Thank you!

Member Payment Dependent Notes Series 404953

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404953	$7,000	$7,000	9.32%	1.00%	May 28, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404953. Member loan 404953 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Pioneer Screen	Debt-to-income ratio:	0.30%
Length of employment:	4 years	Location:	PORT SAINT LUCIE, FL

Home town:	Fort Pierce
Current & past employers:	Pioneer Screen
Education:	Indian River Community College

This borrower member posted the following loan description, which has not been verified:

Never late on my payments!!

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,127.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What's the purpose of the loan requested?	Im going to purchase an antique car that i found for a very reasonable price, im going to restore it and then sell it. And if that works like I know for sure its going to, i will do it again and more than likely have this loan paid off in no more than one year. If you have anymore questions feel free to ask. Thanks
Can I get a little background on you?	Im a hardworking person always paid my bills on time, im very responsible, and reliable. I have been working at my job now for over 4 years, i have great job security, and very experienced in my field of work! If you have anymore questions feel free to ask. Thanks
What are you going to do with $7000.? Please be specific. Did you really think somebody would give you $7000. and accept "other " as the purpose of the loan?	Well if you look at my credit report, my job history, and see that im NEVER late on any payments, i ALWAYS pay more than the minimum on any of my credit cards that i use, I only use my credit WISELY im not just trying to get 7000.00 dollars to go out and blow it, thats for sure! LOL Well im going to purchase an antique car that is in very high demand where i live, i found it for a very reasonable price, im going to restore it to its IMMACULATE condition then sell it for a Pretty Profit. And if that works like i know its going to, i will do it again. And more than likely i will pay this loan off in no less than a year! If you have any other questions feel free to ask. Thank You

Member Payment Dependent Notes Series 404976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404976	$9,000	$9,000	11.58%	1.00%	May 27, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404976. Member loan 404976 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	DuPont	Debt-to-income ratio:	15.72%
Length of employment:	1 year 7 months	Location:	Crofton, MD

Home town:	Crofton
Current & past employers:	DuPont
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

Hello! First off, I want it to be known that I am a prior borrower on Lending Club, and after 13 months of on-time auto-debit payments, I paid off my loan, in-full, early. This should prove that I will pay loans back as my credit is very important to me. I have saved up a lot of money and recently paid off all my credit cards (~$9,000). I was able to file a tax extension for 2008 taxes so that I have one more month to contribute to my Roth-IRA. I would like to get a loan from LC so that I may contribute to my IRA and have some spare money on hand to pay down other small bills. My credit and loyalty is very important to me, so I should not be considered an investment risk. I do not know if my credit report will show all the payoffs, as they were made at the end of March, but I will post screen shots of them if necessary. I appreciate your help!

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Getting your income verified would be a great help. Thanks.	I am taking care of this tomorrow. Thank you!
What is your after tax income? What do you do at dupont? Could you verify your income with lending club? Also could you provide a breakdown of monthly expenses by category?	Zohebh, Thank you for the questions! My after tax income is ~$36,000 net cash. I have sent all the documentation to LC today to verify my income. I am a datacenter property manager at DuPont. Monthly expenses: Car Note: $450 Car Insurance: $200 Student Loans: $100 Utilities/Rent: $500 Please let me know if you need anything else. Thank you!
Thank you for the quick response! I appreciate it! I had a few more questions 1. How much do you have in savings? 2. Your debt to income ration is about 15%. So, including the car loan/note, could you provide a breakdown of your installment debt (fixed payment debt), and revolving debt, that you have if any? 3. From my calculation including food, you would have about 1150 after all your expenses (long term and short term) to pay off this loan?	These are excellent questions, keep them coming! :-) 1. I have $3,000 in an emergency fund that I never touch. $8,000 in a down payment for a house fund. If you count 401k's (which I wouldn't), I have about $10k in there. The DTI should only include the car payment of $450/month and student loans of $100/month. As I stated, I just payed ~$9,500 in credit card debt, so I no longer have any. 3. That number sounds about right. I plan to pay this loan off in about 18 months. Thank you again!
So what are you going to do with the loan?	I will put $5,000 of it into my 2008 RothIRA plan that I was able to extend by filing an extension for my taxes. This will allow me to invest in my future and supplement future retirement income. The other $4,000 will go into car repairs and other smaller ticket items that have been popping up.

Member Payment Dependent Notes Series 405012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405012	$16,000	$16,000	13.16%	1.00%	May 29, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405012. Member loan 405012 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$26,667 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	1.72%
Length of employment:	5 years	Location:	NEW YORK, NY

Home town:	Bridgeton
Current & past employers:	Morgan Stanley
Education:	Rider University

This borrower member posted the following loan description, which has not been verified:

I will have no problems affording this loan.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66,442.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify your income with LC. Thanks.	Yes- I can verify 150K via income tax from 2008 and my guarantee letter from my current firm.
Hi, How come you have this high revolving credit? Would you be willing to verify your income with Lending Club? Thanks	Yes- I can verify 150K via income tax from 2008 and my guarantee letter from my current firm.
Can you verify your income with Lending Club	Yes- I can verify 150K via income tax from 2008 and my guarantee letter from my current firm.
What do you need the loan for?	Family member having some tough times.
When lenders ask you to verify your income they aren't asking you to tell them again, they want you to send W2's to Lending Club so they put an asterisk by the number that says there is proof of your employment and pay. Also, the montlhy payment you listed comes out to 320k a year which you already contradicted in the questions saying you make only 150k. If you would send the necessary documentation to lending club it would give lenders much more confidence.	I sent my docs to Lending Club already- should be showing up soon.
Are you still employed at your current firm?	Yes currently at MS

Member Payment Dependent Notes Series 405031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405031	$4,725	$4,725	13.16%	1.00%	May 29, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405031. Member loan 405031 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	4G Wireless	Debt-to-income ratio:	14.55%
Length of employment:	2 months	Location:	las vegas, NV

Home town:	Tamuning
Current & past employers:	4G Wireless, Guamcell Communications, Guam Wireless Telephone Company
Education:	University of Guam

This borrower member posted the following loan description, which has not been verified:

Just moved and got a new job. Trying to pay off as much credit card debt as I can as well as bring down my current personal loan so I can save money and eventually be debt free. I want to pay off my credit cards and close them, pay down my personal loan or have it completely paid off with a lower loan amount. Want just one loan, one bill that I can afford.

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,085.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you want to pay down all your credit cards then why didn't you want to borrow less than 100% of your Revolving Credit Ballance of $8,085.00 instead of just $4,750? The Interest and monthly payment would be less! All lenders would like to see 100% consolidation because it shows a commitment to a life style change by the borrower. Good Luck! But if you don't complete the loan in 13 days ,please RELIST at 100% so I and many other lenders can invest in you. Plasticman	I asked for $10,000 to pay off everything, but was only eligible for $4750. By next month I will be making more money and probably will be eligible for more.

Member Payment Dependent Notes Series 405044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405044	$9,000	$9,000	14.11%	1.00%	May 27, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405044. Member loan 405044 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	8.21%
Length of employment:	3 years	Location:	CONCORD, CA

Home town:	San Francisco
Current & past employers:	Kaiser Permanente, Tony la Russas animal rescue foundation, US marketing and promotions
Education:	Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

Purpose of my loan is to consolidate my debts into one payment. I want to clean up loose ends and get out of credit card debt. Having one account to pay will simplify my finances. I will pay more than the minimum amount and I have solid employment with Kaiser Permanente health care provider. Thank you!

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	66
Revolving Credit Balance:	$19,696.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you're asking for 9000, but your revolving balance shows 19000... Why not take a loan to cover the full amount?	I have a second mortgage for 10k at a good rate, but it somehow shows up as revolving credit. My revolving line is about 10k, and that is what I'm working on consolidating. Hope this answers your question, let me know if you have any more questions. Thank you and have a great weekend!
Could you please tell me when you purchased your home, what was the total purchase price, and how much you owe on it right now (including the second mortgage you previously mentioned)?	I purchased my property in 2001 for about 115K. I refinanced in 2006 (when property prices were peaking) in order to purchase equipment to start a video and film production business (which I still operate on a part time basis). My current balance with Wachovia is about 125K. Thank You!

Member Payment Dependent Notes Series 405050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405050	$7,000	$7,000	12.53%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405050. Member loan 405050 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,725 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	6.20%
Length of employment:	2 years	Location:	ALEXANDRIA, VA

Home town:	Portland
Current & past employers:	Northrop Grumman
Education:	Mount Hood Community College, Lewis & Clark College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for moving expenses and short term expenses (security deposit, first months rent, moving company, etc.) incurred in moving from one apartment complex in Alexandria, Viginia to another in the same city. Elisa Tompkins has worked for Northrop Grumman for five years total, and Steven Wyman just moved to Alexandria after returning from a one year federal military deployment and was hired by American Security Programs. He is also planning on beginning a second job in late June / early July.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	5
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please contact LC to confirm your income? Is $5,725/month your individual income, or your combined income with Steven? Does Steven carry any debt, which will affect your ability to repay this loan?	$5,725 per month is Elisa's income only, before taxes. The Lending Club questionaire did not ask for any of Steven's information, so we did not include it (except for the questions in the original Lending Tree application). Steven does carry some debt, but not in an amount that would affect the repayment of this loan.

Member Payment Dependent Notes Series 405124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405124	$4,500	$4,500	10.95%	1.00%	May 28, 2009	May 28, 2012	May 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405124. Member loan 405124 was requested on May 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Charles Grayson Salon and SoCap	Debt-to-income ratio:	13.26%
Length of employment:	10 months	Location:	Rock Hill, SC

Home town:	Grove City
Current & past employers:	Charles Grayson Salon and SoCap, Ecotage Salon and Spa
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, My credit score is good and my income is around 41000/year. I own a home, but my mortgage payment is 0 because my fiance takes care of all of the bills. My responsibilities are relatively low, so repaying this loan would be no problem at all. Thanks! Lindsay Schiller

A credit bureau reported the following information about this borrower member on May 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,596.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With this level of income, little to no overhead, and a small amount of debt; why do you need a loan?	I am saving for a wedding and do not have the cash handy to make the purchase. I have found a great deal on this item, and I feel if I do not purchase while the market is as it stands, I may miss out on a great deal.

Member Payment Dependent Notes Series 405167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405167	$15,000	$15,000	13.16%	1.00%	May 27, 2009	May 29, 2012	May 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405167. Member loan 405167 was requested on May 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Hoboken Fire Dept	Debt-to-income ratio:	7.01%
Length of employment:	1 year 4 months	Location:	HOBOKEN, NJ

Home town:	Rahway
Current & past employers:	Hoboken Fire Dept, Home Depot
Education:	Monmouth University, Middlesex County College

This borrower member posted the following loan description, which has not been verified:

I intend to pay off my credit cards. I have a full time job as a fire fighter; and a part time job working at a big box home improvement store with an average of 30hrs a week. I've more than doubled monthly payments and also made an extra payment per month in the past. Its just that my payments were spread over three cards so it doesnt feel like I was redusing the debt as fast as i'd like. Considering this economy, I believe I have one of the few careers where the thought of getting laid off is close to nill and it also provideds substancial pay increases over the span of my career. In the past I received a loan of 5K and change that was paid off earlier than the 18 months while I only had one job.

A credit bureau reported the following information about this borrower member on May 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	28
Revolving Credit Balance:	$14,380.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household income or debt? (wife, fiancee)? Any large purchases needed/planned in next three years (car, house, etc.). Thank you & good luck conquering your debt.	its only me working the two jobs. i'll be a solid renter for at least the next 3 or 4yrs and my car is a well maintained dependable volvo, that will last for quite sometime.

Member Payment Dependent Notes Series 405274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405274	$25,000	$25,000	11.26%	1.00%	May 29, 2009	May 29, 2012	May 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405274. Member loan 405274 was requested on May 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Morongo Unified School District	Debt-to-income ratio:	7.00%
Length of employment:	9 years 5 months	Location:	Yucca Valley, CA

Home town:	Nashua
Current & past employers:	Morongo Unified School District, Copper Mountian College
Education:	National University, Arizona State University

This borrower member posted the following loan description, which has not been verified:

To pay contractors engaged to remodel.

A credit bureau reported the following information about this borrower member on May 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	77
Revolving Credit Balance:	$6,024.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide some details about your remodeling project. Bathroom? Kitchen? Other? How extensive? Will this remodel make a significant difference in the value of your home compared to others in the neighborhood with a similar design?	Remodeling Project This project is to extend one side of my house by 8 feet, and another side by 6 feet. As a result, 48 sq ft will be added to my current game room. This room currently has a regulation size pool table and exercise equipment, and is too small to be comfortable. Another aspect of this remodel is that I can extend my kitchen also and have an ???island??? design added. On the outside, the extension of my roof will also create a large enclosed patio area. Compared to other houses locally, this will add $25,000 to the value; because of larger rooms, a modern kitchen, and the addition of a considerable covered patio.

Member Payment Dependent Notes Series 405303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405303	$6,000	$6,000	11.89%	1.00%	June 2, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405303. Member loan 405303 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	artfield and craftsmen inc.	Debt-to-income ratio:	9.77%
Length of employment:	14 years 1 month	Location:	ALHAMBRA, CA

Home town:	mississauga
Current & past employers:	artfield and craftsmen inc.
Education:	Loyola Marymount University

This borrower member posted the following loan description, which has not been verified:

I have one Citibank credit card that all of the sudden went from 9.99% to 24.99% APR for no apparent reason. I have been a very good customer for over 10 years, never missed a payment, and now they are saying I am a risky customer. I do not have any late payments on my credit or over the limit, not in collection, or anything. I do not know why they would do that. I have a 15k limit and barely at $6400 as of now and they are worried I will become credit unworthy for some reason.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	40
Revolving Credit Balance:	$15,377.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi vchong317. What is your current required monthly minimum payment for the debt you will be paying off with this loan? Will you provide more detail about the recent credit inquiry on your report? Will you provide details about the remaining 9k of debt in your name i.e.; interest rates, monthly minimums? Finally are you taking actions to curb your spending and reduce you overall debt? Thank you and good luck!	The current monthly payment for this is around $200 a month but I usually pay off $1000 a month. I just recently paid off a total of $16,000 for my car loan in April, so I'm definitely don't have as much money as I did last month but definitely shouldnt affect my ability to pay off my debt. My other 9k left of debt I am not too worried about. I am getting a tax refund of $3000 this year which I am going to pay off that debt and whatever is left, I am not so worried since the APR is 0% for another year or so.
Thank you for the quick response. Will you provide more detail about the recent inquiry on your credit report?	Oops, forgot about the inquiries. I believe I may have several now. For the past week or so, I've been searching around and applied for several personal loans online to see how low the interest rates are like on LendingTree and such.

Member Payment Dependent Notes Series 405365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405365	$5,600	$5,600	11.58%	1.00%	May 29, 2009	May 29, 2012	May 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405365. Member loan 405365 was requested on May 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sycuan Casino	Debt-to-income ratio:	16.84%
Length of employment:	6 years 5 months	Location:	Alpine, CA

Home town:	San Diego
Current & past employers:	Sycuan Casino, US Air Force
Education:	San Diego State University-Main Campus, Cuyamaca College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a credit card in a timely manner while saving on interest. I pay all my bills on time and would rather pay interest to people like me instead of a credit card company or a bank.

A credit bureau reported the following information about this borrower member on May 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,983.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is the current interest rate and required monthly minimum payment for the debt you will be paying off with this load? Will you provide more details about the debt you are carrying that you won't be paying off with this loan i.e.; interest rate, monthly minimums, etc.? Your credit report states that you currently have 32k in revolving credit. Any additional information you can provide regarding your net income and monthly expenses would be appreciated. Thank you.	I will be paying off 4 small consumer credit cards (best buy, 3 GE Money accounts) all with different interest rates varying between 14-22%. The total I pay on these 4 cards each month is about $500. I will also be paying off a Capitol One balance of $1700 which is a monthly payment of around $120. This leaves me with about $26K in revolving credit which I will then continue paying down with the extra cash flow this loan will provide. The minimums on the remaining revolving credit balance is about $650. I'm not going to use the consumer cards or the Capitol One card again and hope to be credit card dept free in 5-6 years. I didn't include my wife's income of around $54k per year which is more than enough to take care of the mortgage and utilities. Hopefully this is the information you were looking for. Let me know if you have any more questions. Thank you,
Can you verify your income with LC? Also, why do you not request a larger loan and pay off more of the revolving credit card balances? Paying off $6k of $32k debt doesn't seem like it would result in significant savings.	I'd be happy to verify my income but I dont see an option for that anywhere. Can you point me in the right direction? The only reason I didnt request a larger loan to pay off more of my balance was because this is my first loan with Lending Club and I wanted to see how things went before I commited to a larger loan. Plus the extra cash this loan will free up on a monthly basis will really get me on the path to paying down those existing balances with larger monthly payments.
Thanks Todd. If this goes well perhaps you can request another loan to further reduce the credit card balances. I believe that to verify your income you fax a w-2 or pay stub to LC (at (408) 524-1527 on the contact page) and let them know which loan it relates to (but I'm not sure, I've not gone through the process myself).	Thank you for the help. I will followup with a W-2 to Lending Club tomorrow. I will most likely followup with a 2nd loan later on to further knock down some higher interest credit card debt. I understand I need to wait 6 months with the first loan before I request a 2nd loan, that sounds fair enough. Thanks again for your help.

Member Payment Dependent Notes Series 405486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405486	$9,600	$9,600	11.26%	1.00%	May 28, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405486. Member loan 405486 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	OU Medical Center	Debt-to-income ratio:	23.52%
Length of employment:	3 years	Location:	NORMAN, OK

Home town:	Tulsa
Current & past employers:	OU Medical Center
Education:	University of Oklahoma Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

Hi, the personal loan will be used to help with income while I am on pregnancy leave. I am scheduled to return to work in July 09. I have excellent credit and always pay my debts on time. Also, my husband just finished college and will be employed in the education system by August 09.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,405.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 405492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405492	$9,000	$9,000	13.79%	1.00%	May 28, 2009	May 30, 2012	May 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405492. Member loan 405492 was requested on May 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	us postal service	Debt-to-income ratio:	20.50%
Length of employment:	18 years 5 months	Location:	NORFOLK, VA

Home town:	brooklyn
Current & past employers:	us postal service
Education:

This borrower member posted the following loan description, which has not been verified:

To whom it may concern: I'm applying for this loan in order to pay off some debts.This would be the first step at rebuilding my credit.My plan also calls for the refinancing of my car loan,and obtaining a part time job to put towards my mortgage.

A credit bureau reported the following information about this borrower member on May 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	40
Revolving Credit Balance:	$18,454.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why didn't you borrow 100% of your Revolving Credit ballance ($18,454.00) instead of just half ($9,000)? The payments would be smaller than what you're paying now and you would have only one payment to make! As Lenders we consider a 100% loan a reflection of your true desire for a credit lifestyle change. I would like to invest in your future but I can't . If you don't get funded in the required time, please Relist the loan at 100% so I and many others can Invest in you. Good Luck! Plasticman	Type your answer here.I did request 100% I was turned down.

Member Payment Dependent Notes Series 405494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405494	$10,000	$10,000	10.95%	1.00%	May 29, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405494. Member loan 405494 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	MTA	Debt-to-income ratio:	3.81%
Length of employment:	27 years	Location:	YONKERS, NY

Home town:	Brooklyn
Current & past employers:	MTA
Education:

This borrower member posted the following loan description, which has not been verified:

The wedding is already 70% paid off, this is just to make sure everything I had plan for my son is made possible, whatever i don't use will we be paid back to my loan debt.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1983	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT IS AN MTA ? WOULD A DOWN PAYMENT ON A HOME MAKE MORE SENSE ?	The MTA stands for: Metro Transit Authority. They control the bus and train system in lower New York State. As for your second question, I already own a co-op, and I feel people who care enough to help me and are loaning me money should have the right and truth to what it is being used for, and that is my son (Carlos) wedding...
I suggest you get your income verified; you'll get more response, without doubt! Thanks.	Dear suzelee, my income was verified by lending tree, my annual pay is $84,995. Unless I'm misunderstanding your question? Thanks for your help though!!!
What sort of son causes his father to take on a debt of this magnitude for a one-day party? Couldn't the newlyweds better use the money for a nest egg for future major purchases?	Dear Adi11, my son and his bride never asked for a loan, him and his wife have been paying for the wedding out of there own pocket, but he works for the United States Post Office work has been drying out. He is not making the money like he use to. The powers that be gave themselves a raise and then put a salary cap on everybody else. He tried to get his own loan but for the fact that him and his fiancee have a new car, new co-op, and she just finished her Masters at Mercy College (with a 90,000 debt) they can"t get a loan. I found out from his brother that he was having trouble, and I love my son, he never ask for anything so I figure do one last surprise before I retire, when it comes to my family I break my back for them, wether they want help or not...
On the profile shown by Lending Club, if your income has been verifed by L.C., an "*" is put next to your income. Your income does NOT show that notation as yet. You might want to check with them to find out what the hold up is.	Oh, I see what you mean, I'll send them a email, this is my first time using this website, I'm surprise that their is so many ppl willing to help me as it is, especially in these times. Thanks to everybody, and who ever else that may help. A website like this is very helpful, when I get a chance I'll try to learn more and invest to help somebody else, its a good idea especially for retirement.

Member Payment Dependent Notes Series 405571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405571	$6,450	$6,450	14.42%	1.00%	May 27, 2009	May 30, 2012	May 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405571. Member loan 405571 was requested on May 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	FlightSafety International - Berkshire Hathaway	Debt-to-income ratio:	20.48%
Length of employment:	1 year	Location:	Savannah, GA

Home town:	Amherst
Current & past employers:	FlightSafety International - Berkshire Hathaway
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Hello, and thanks for taking a moment to consider my loan request. I'm a young, ambitious female professional and a graduate of the University of Michigan. Like many other people my age (and of all ages, for that matter), many of my life goals are held in check by the need for financing. I'm applying to business school at the University of Florida, but with the credit market tightening up, I know I'll need to expand my student loan options beyond the usual lenders. I have a full-time job with a very stable company, so I know I will have no problem fulfilling the monthly payment commitments. I hope you'll agree that I'm a very low risk and will make very productive use of your investment capital.

A credit bureau reported the following information about this borrower member on May 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,065.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you balance work & study after you enroll in the U of FL? Thanks.	Hello solar-moonshine: That's a great question, and one that I've carefully considered. After looking at many MBA programs in this area, I chose the University of Florida due to its flexible distance learning options. The program is largely internet-based, offering podcasts of lectures and web-based discussion groups, for instance. I will be traveling to the campus one weekend every few months to take finals and complete group work. Having worked 20-30 hours per week throughout my undergraduate years at UofM, I know I have the discipline to commit to both academics and professional life. Thanks again for your interest in helping me achieve this goal! Please let me know if I can answer any more questions for you.
Please verify your income with Lending Club. Do you have room in your budget for this additional $222 monthly payment to Lending Club, plus any additional payments on anything else you borrow to cover school expenses? How much are you paying now for rent, current debt servicing, etc... Do you have any savings that would cover your monthly expenses if you were to lose your job while in the MBA program (knock on wood)?	Hello cubsie, Thanks for your question! I have sent my employment information to the folks at Lending Club, so I hope to have everything verified very soon. I save several hundred dollars of my income each month, in addition to the 8% I automatically save into my company's 401k program. My rent is only $355/month, I have no auto payment, no dependants, never use my credit cards, and my current debt is all that remains from my undergraduate years of out-of-state tuition. I always pay at least $600 towards my debt (to pay it off faster than the minimum alone), but in the worst-case scenario, I could cut this back by at least $175. I'm applying to my company's tuition reimbursement program, though I still need to finance grad school up front (the reimbursement comes after my grades are received, which would be about 3 years from now). If I were ever to lose my job (knock on wood!) I would have enough in savings and unemployment to cover my bills for 7-8 months. I hope this takes care of all the questions you had, cubsie--let me know if I can answer anything else for you.

Member Payment Dependent Notes Series 405577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405577	$14,500	$14,500	12.84%	1.00%	May 29, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405577. Member loan 405577 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Houston Chronicle	Debt-to-income ratio:	18.66%
Length of employment:	9 years 6 months	Location:	Houston, TX

Home town:	Alexandria
Current & past employers:	Houston Chronicle
Education:

This borrower member posted the following loan description, which has not been verified:

I am seeking a personal loan to consolidate my debt. I would like to become debt free by the next 3 years or sooner! I am responsible with my payments and I have never been late. I looked into a conventional loan but most banks are not lending these types of loans these days. I also have cosigner for any extra security if this loan is accepted.

A credit bureau reported the following information about this borrower member on May 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,168.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 405602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405602	$16,000	$16,000	11.89%	1.00%	May 29, 2009	May 30, 2012	May 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405602. Member loan 405602 was requested on May 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,667 / month
Current employer:	BOOZ ALLEN HAMILTON	Debt-to-income ratio:	4.29%
Length of employment:	3 months	Location:	FAIRFAX, VA

Home town:	Charlotte
Current & past employers:	BOOZ ALLEN HAMILTON
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

I recently got a great paying job with a Fortune 500 company and I'm trying to get a better rate on the credit card I opened in college. After raising my rate and being completely unwilling to negotiate, I decided to try Lending Club.

A credit bureau reported the following information about this borrower member on May 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,601.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this your 1st application with Lending Club, or have you tries before? What does BOOZ ALLEN HAMILTON do?	I did apply once before but Lending Club canceled my application because they didn't like my job/salary. I have a new job with a much higher salary so I thought I'd try again since my credit card interest rates are so high. Financially I have no problem paying it, but I figured I'd try and get a lower interest rate through here if I could. Booz Allen Hamilton provides a variety of services to commercial and government clients that include strategy, operations, organization and change, information technology, systems engineering, and program management,
Hi, Can you get your income verified?	Happening as we speak.
HI, what do you do exactly in your company? Is it a stable/permanent position? thank you	I'm an IT Security Engineer. It is a permanent full time position.

Member Payment Dependent Notes Series 405608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405608	$9,500	$9,500	11.89%	1.00%	May 28, 2009	May 30, 2012	May 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405608. Member loan 405608 was requested on May 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Air Systems, Inc.	Debt-to-income ratio:	13.85%
Length of employment:	2 years 1 month	Location:	San Jose, CA

Home town:	Mountain View
Current & past employers:	Air Systems, Inc., Nissan, Sharper Image
Education:	West Valley College

This borrower member posted the following loan description, which has not been verified:

Old bike was stolen. Going to be paid off next week. Found a new bike that I would like to purchase. It is a 2008 Yamaha R1.

A credit bureau reported the following information about this borrower member on May 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,468.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 405651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405651	$17,000	$17,000	11.89%	1.00%	May 28, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405651. Member loan 405651 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Spectrum Health	Debt-to-income ratio:	19.44%
Length of employment:	10 months	Location:	Grand Rapids, MI

Home town:	Livonia
Current & past employers:	Spectrum Health, Staples, OfficeMax
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

Good credit and good payment history.

A credit bureau reported the following information about this borrower member on May 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,583.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the 17k for credit card debt only?	yes, we bought our house 2 years ago and since then complete updated the house. Now that we are done with the major updates we would like to consolidate those credit cards to a single payment that can be paid off in 3 years. Thanks for considering investing in us.

Member Payment Dependent Notes Series 405699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405699	$10,750	$10,750	13.16%	1.00%	May 27, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405699. Member loan 405699 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Napa Women's Medical Group	Debt-to-income ratio:	7.45%
Length of employment:	9 months	Location:	Napa, CA

Home town:	Brooklyn
Current & past employers:	Napa Women's Medical Group
Education:	NY College of Osteopathic Medicine, Boston University, St Francis College, NY

This borrower member posted the following loan description, which has not been verified:

I am a physician who worked in NY for over 12 years. I was living separately from my husband for years because we both had children from previous marriages. My plan was to move to California to be with my husband when my children got older, and I did that this past year. However, there is something called a "tail" for coverage on my malpractice insurance that I would have to pay when moving out of state, in case a lawsuit was filed AFTER I moved, regarding a case that occurred prior to moving. This tail was $90,000. I thought I would be able to get a loan to pay the tail, but no one will lend me money because, now that I have moved, I have not been at my new address or new job long enough to qualify for a loan. I have a new job, as an employed physician, and I still own my home in NY, which has about a $100,000.00 mortgage on it but it is worth (recently appraised) $365.000. Again, no one will give me an equity loan, or a re-fi because i am not LIVING in that house now. So what did I have to do? Borrow some money from family, and put the rest on credit cards, at very high rates. And NOW, no one will gie me a loan because I have "too much revolving debt" on my credit cards. So I am truly stuck......

A credit bureau reported the following information about this borrower member on May 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	2
Revolving Credit Balance:	$16,652.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, your description ended after the word, "stuck...". So I have a question. If you are now currently employed, why do you still need to pay this, "tail" with a loan?	Type your answer here. It needs to be paid to my NY malpractice carrier. I am an ObGyn. The statute of limitations in NY for medical malpractice is 18 years (!) That means that if a baby I delivered 3, 4, or 10 years ago then has problems, the family can STILL sue me for something they think may have gone wrong at the time of the delivery. So if I don't pay the tail, and I get sued, and LOSE, they can come after my personal assets. If I pay the tail, the company will defend and insure me for the rest of my life!! It's a crazy system, but it is the way things work!!
your income for an OB-Gyn seems to be quite low? Ordinary income is 250K onwards? Could you please comment?	I just moved to California. I have 5 kids between myself and my husband, three of whom live with us, and two in college. I just got a new job, and it takes about 6-7 months to get full privileges at a new hospital. I am working on it, but right now only working 3/4 time so I can help all the kids adjust to the new environment, without me being gone all the time.... In the next few months I plan to take on more hours, and be fulltime by the end of this year! I can't wait!----So the money will come...it's just not here right NOW.
You will get some funding next week from this Sonoma County neighbor. At the interest rate you are being charged, this should be an attractive investment for some of your professional colleagues, who will no doubt understand your insurance situation better than the average lender.	Thanks....I don't know how else to explain it except that I never thought that after 12 years of ObGyn practice I would be in this situation. My big mistake was setting up "shop" on Long Island!!! The WORST place to practice medicine!
Hi, As a fellow health care practitioner (I'm an Acupuncturist and Herbalist), I'd like to help fund your loan. Can you explain the delinquency you had 2 months ago? Also, I'm just curious... are you an Osteopath as well as an ObGyn?	Hi. Yes, I'm an Osteopath and an ObGyn. The two-months ago thing had to do with a credit card on which I am only an "authorized" user. I recently moved across the country, and my mother, who is 82, also moved with me. That was HER credit card, that she neglected to pay since in the whole "move situation", some of her bills never got forwarded, and SHE didn't pay one for 30 days or so. I knew nothing about it until I applied for a loan, and am in the process of disputing it with the three major companies, but I'm sure you know how that goes.

Member Payment Dependent Notes Series 405708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405708	$18,000	$18,000	11.26%	1.00%	May 27, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405708. Member loan 405708 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,983 / month
Current employer:	Lennar Corp.	Debt-to-income ratio:	7.34%
Length of employment:	2 years 6 months	Location:	Columbus, NJ

Home town:	Akron
Current & past employers:	Lennar Corp.
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

I would like to take out a $18,000.00 loan broken down as following: $12,000.00 for school tuition payment for my kids education and a $6,000.00 home improvement. I have a soild source of income, making a base salary of $147,000, plus bonus. My credit scores as of May 15th averaged 699 with a high of 718 and low of 683. I like using Lending Club for my credit source due to their competive rates and convenience. My credit report will indicate solid, on time payment history. I will provide any additional information as requested. This is a very safe and smart investment for any of you. I thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70,526.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What's your title and role at Lennar Corp? 2. Do you have an emergency fund? If so, how many months of expenses does it cover? 3. What are your major monthly expenses (ie. food, transportation, mortgage)? 4. Why is your revolving credit balance so high?	I will try again
Just am trying to understand your response to the above question. If you could elaborate or answer the question's I would be glad to help out. Thanks very much.	I'm sorry, I tried to answer the first question but when I would submit it would continue to kick back to me....I'll try again.... First, I am the Director of Construction for Lennar Corp. managing construction for the entire state of New Jersey and part of New York. Our division is profitable and I have a very secure position in the firm. As far as an emergency fund, I have about three months worth, like to build it to six. Monthy expenses normal, mortgage my biggest bill at $3,632. Overall, my monthy house bills are at about $7,500 with a monthly take home of about $9,500 when I include my gas and mileage check from Lennar. I run a surplus each month. These numbers do not include my bonus checks. My revolving credit is MISLEADING. $68,900 of the amount shown is my second mortgage which I took out when I refinanced back in 2006...I took a 90% LTV and my mortgage company set it up as a 80% primary and a 10% LOC....the 10% shows a revolving when it is really an real estate loan. Thank you for your consideration.

Member Payment Dependent Notes Series 405759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405759	$4,750	$4,750	9.32%	1.00%	May 29, 2009	May 31, 2012	May 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405759. Member loan 405759 was requested on May 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Riverside School District	Debt-to-income ratio:	18.28%
Length of employment:	6 months	Location:	Scranton, PA

Home town:	East Smithfield
Current & past employers:	Riverside School District, Macy's Inc.
Education:	Marywood University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to pay for my summer classes at the college i attend and be purchasing a notebook computer so i can be up to date with writing and getting my work done.

A credit bureau reported the following information about this borrower member on May 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$842.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
are you working too or going to school full time?	I am working and going to school full time

Member Payment Dependent Notes Series 405840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405840	$5,000	$5,000	8.00%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405840. Member loan 405840 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	92nd St Y	Debt-to-income ratio:	3.77%
Length of employment:	2 years 9 months	Location:	Astoria, NY

Home town:	Asoria
Current & past employers:	92nd St Y, Beth Israel Medical Center
Education:	CUNY Borough of Manhattan Community College

This borrower member posted the following loan description, which has not been verified:

hello, I'm requesting this loan today to start a new life with my 2 sons (ages 5 & 10). I'm leaving my husband to embark on a journey to independance. where I can raise my children with high values and morals while providing the comfortablility they're acustom to. Unfortunately I don't have enough money saved to rent and furnish an apartment. this loan will be my starting point in showing my sons that anything is possible. I'm very responsible and committed to everything I set my mind to. I have a stable job, good credit, and an exciting future ahead of me. thank you for your time and consideration. Tatiana

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,946.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 405857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405857	$5,200	$5,200	12.53%	1.00%	May 29, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405857. Member loan 405857 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Town of Wareham	Debt-to-income ratio:	9.48%
Length of employment:	3 years 2 months	Location:	East Wareham, MA

Home town:	New Haven
Current & past employers:	Town of Wareham
Education:	Stonehill College

This borrower member posted the following loan description, which has not been verified:

I am looking to finance the payment for a motorcycle. I am a responsible borrower and have held a fulltime jobs for three years since graduating college. I have almost unlimited amount of potential for overtime and extra income so I can always earn more money to help pay bills.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$4,096.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 405894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405894	$3,200	$3,200	13.16%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405894. Member loan 405894 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	FM Global	Debt-to-income ratio:	11.00%
Length of employment:	6 years 2 months	Location:	Bay Point, CA

Home town:	Okinawa
Current & past employers:	FM Global
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan because I would like to consolidate my debt. Currently I have 2 credit cards and a small loan that I would like to consolidate into one payment. I believe this would help me stay better on top of my situation, as well as help me with a possible lower interest rate. ~thank you for your time~

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,371.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 405898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405898	$12,000	$12,000	9.63%	1.00%	June 2, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405898. Member loan 405898 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Blue Ridge Design Group	Debt-to-income ratio:	15.00%
Length of employment:	5 months	Location:	GAINESVILLE, GA

Home town:	Hendersonville
Current & past employers:	Blue Ridge Design Group
Education:	Kennesaw State University

This borrower member posted the following loan description, which has not been verified:

We are at the end of our vehicle lease. Because of the economy, our total household income has been dramatically reduced. We are looking at every bill, and my husband is working as many jobs as possible to weather the storm. We are looking to purchase a reliable used vehicle to get around town. I am a stay at home mom who needs to carry safely our two small children. At the price point we are looking at, many dealers will not entertain financing. And the cars they have at that price point are not the most reliable. We are looking to buy a "Edmunds" recommended used car from a private seller. Thank you for your consideration

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,328.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 405907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405907	$3,500	$3,500	12.53%	1.00%	May 28, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405907. Member loan 405907 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Dave & Buster's	Debt-to-income ratio:	16.23%
Length of employment:	2 years 7 months	Location:	Conroe, TX

Home town:	Bryan
Current & past employers:	Dave & Buster's, American Eagle Outfitters
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

I will participating in an unpaid internship in New York City this summer to further my education at the University of North Texas. I just found out about this amazing opportunity a week ago and it is past the deadline for a student loan from the school.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,146.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of summer internship is it? What year in school are you in? What type of debt is the $3K revolving credit?	I am in my senior year at UNT and I am pursuing a fashion merchandising degree. The internship is in the fashion merchandising field as well.

Member Payment Dependent Notes Series 405955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405955	$4,000	$4,000	14.42%	1.00%	May 29, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405955. Member loan 405955 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	22.32%
Length of employment:	n/a	Location:	BETHLEHEM, PA

Home town:
Current & past employers:	US POSTAL SERVICE
Education:	HIGH SCHOOL

This borrower member posted the following loan description, which has not been verified:

PERSON WITH PROPERTY NEEDS LOAN TO CONSOLIDATE AND WORKING CAPITAL ,2 UNITS READY FOR RENTAL SOON WITHIN TWO WEEKS.I AM RETIRED FROM POST OFFICE WITH PENSION AND RENTAL PROPERTY IN BETHLEHEM PA.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	14
Revolving Credit Balance:	$12,121.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 405960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405960	$7,200	$7,200	11.58%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405960. Member loan 405960 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Artisan Music Studios	Debt-to-income ratio:	0.41%
Length of employment:	9 years 6 months	Location:	Woburn, MA

Home town:	Toronto
Current & past employers:	Artisan Music Studios
Education:	The New England Conservatory of Music (Master of Music), Humber College, Toronto CA (B.A Music)

This borrower member posted the following loan description, which has not been verified:

I am the Executive Director of an early childhood music education company. We are committed to providing quality music instruction and supplies for students of all ages and levels. Our staff is comprised of highly-trained musicians who have been carefully selected based on their love for working with children and passion for music education. We currently offer music programs at 34 locations within our surrounding area. These include schools in the Public School system, as well as a number of private schools and community centers in the area. We have been in operation for almost 10 years. I am applying for this loan to extend the business. We are well advanced in the process of renovating and opening a music immersion childcare center with a strong emphasis on the arts. We will offer a uniquely balanced curriculum that is both academically stimulating and fun, as children associate learning with specialized early childhood music instruction. The center will serve 82 children in six classrooms, infant through preschool age, and will offer full day care year round. This loan will help cover the cost of furnishing the center. The center is being renovated as a "green" facility and programming will incorporate environmental awareness through various activities, such as our summer gardening program. The center is conveniently located on 2 acres of beautifully maintained grounds where children will enjoy a variety of outdoor activities. I really believe that the Arts are truly essential to a child's overall education, and decry the current decline of the Arts in today's educational system. Not only is this a solid investment, but you are also contributing to a good cause. I am a hardworking individual, and I believe in honesty and integrity in my business. I will honor your investment in this business.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,533.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your passion for the arts and the children's development is very clear. Could you share with us how the business is performing and about the free cash flows of the business to pay off the loan. Thanks.	Hello kudzybuy and thank you for your question. We have been in business for 10 years, we have 5 centers of our own and we provide on-site music programing at 29 additional schools/centers. This year with the addition of our full time childcare center we will go from $300,000 in gross sales to 1,200,00. We have almost no debt and the business has been profitable for years. This loan will be used to help furnish the new center and we will anticipate paying it off completely withing the first few months. I hope this answers your question, let me know if you need additional information. Thank you!

Member Payment Dependent Notes Series 405963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405963	$5,500	$5,500	14.74%	1.00%	May 28, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405963. Member loan 405963 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,306 / month
Current employer:	Instrumentation Laboratory	Debt-to-income ratio:	14.35%
Length of employment:	2 years 6 months	Location:	Lynn, MA

Home town:
Current & past employers:	Instrumentation Laboratory, United Airlines
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

I have a credit card for which I added my mother as an authorized user. She put my credit card over the limit which caused my rate to increase to 29.99 percent. Note that I have always paid to bring it back down below the credit limit and have never been late paying this card. I have since taken the credit card away from her and plan on closing the account. For the last three years I have not had a single late payment on any of my credit cards / home loan / student loans / etc. The only blemish on my credit report is a car loan I co-signed for a friend. When he stopped paying, I paid off the loan so that it would not destroy my credit and took ownership of the car. That loan has since been paid off and the car sold. I work full time and I own a two-family home which I rent as two individual units. The purpose of this loan is to send a nice F-You to my credit card company because they would not lower my rate even though I have had a good payment history with them.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,659.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you want to send them a "nice" f-you or a nice "BIG" f-you?	To be honest, I would like to send them a very nice BIG f-you. Its ridiculous that they ignore the last three years they have had me as a perfect customer just so that they can squeeze more of an interest rate payment from me.
Hello. What are the current minimum monthly payments on the card you are paying off? Additionally will you provide more details about the remaining 13k of revolving debt in your name? e.g.; balances, interest rates, monthly minimum payments. Finally please explain how you accrued this debt and what you will be doing to avoid taking on more debt in the future. Thank you.	The current minimum payment on this credit card is $169, which is a lower amount than the amount I will be paying back if my loan gets funded. However, this loan will be paid off in three years and the difference in interest rate will save me some $2800. The remaining revolving debt that I have come from my other credit cards, I have not had any problems paying any debt back, the total amount of payments I make to bring the balances down is in the $600 a month range. This is because I always pay back more than the minimum that is due. Strictly speaking the minimum payments are as follows: Chase Mastercard $4950 (the one this loan would pay off) - $169 BoFa VISA $4,807 - $103 BoFa upromise MC $4300 - $107 American Express $1,949 - $39 Alliant VISA $2795 - $56 As to why I got into this debt to begin with, I used to work two jobs one at United Airlines and the other my current job. When the oil prices went up last year, I was laid off from United. With that layoff I wasn't making enough money to cover all my expenses. So I had to use my credit cards for day to day things and repairs on my home. I own a two family home, I lived in one unit and rented the other. Eventually I moved back in with my mother and rented out the other unit to cut down on expenses and bring in some extra cash. My current plan is to stay at home with my mother for another year or so until I have paid down or off my current debt. I make enough to live on my own now due to a raise and promotion I received this year, but I find it more prudent to finish paying off my debt first.
Please explain what you do in your current job. Thanks.	I am an SAP Programmer / Business Analyst, so basically design and manage some of the applications and databases my company uses. My company manufactures machines and the cartridges that run them. They are used in emergency rooms and labs worldwide to analyze a patient's blood. They do other things that but that is the main business.
I would be glad to lend if you had borrowed enough to clean up and pay off all your revolving charges--19k$. This would show resolve to change your credit lifestyle for good! Good luck! Plasticman	I replied to the other question along these lines by plasticman
Hi, why didn't you borrow 100% of your Revolving Credit Ballance ($18,659.00) instead of less than half ($5,500.00)? The single payment would have been much smaller due to a lower Interest Rate. As lenders we believe a 100% wipe out loan to be a safe loan because it shows a commitment by the borrower to a conservative Credit Lifestyle change. If you don't get your loan funded in the time allowed, don't be dis couraged. Just relist the loan at 100% of yor R.C. Ballance and you'll have my support as well as many others. Good Luck! Plasticman	Hi Plasticman, since I had never borrowed from a lending site such as this, i didnt think I could get funded for that high a balance. You are correct it would be a lower payment. I do however have plan in place to pay off my other balances and I only thought of asking for a loan for this balance because of the rate going up so high to 29.99. Part of that plan is to stay at home until my debt is payed off. If this loan is not fully funded I may put in a request for the full amount of all my revolving balance. Thanks.

Member Payment Dependent Notes Series 405980

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405980	$10,000	$10,000	11.58%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405980. Member loan 405980 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,167 / month
Current employer:	Marcum & Kliegman	Debt-to-income ratio:	24.62%
Length of employment:	1 year 9 months	Location:	Huntington Station, NY

Home town:	Huntington Station
Current & past employers:	Marcum & Kliegman
Education:	Long Island University-C W Post Campus

This borrower member posted the following loan description, which has not been verified:

I am a young professional who recently is experiencing major financial cut-backs due to the economy. I have been consistently employed and am not in danger of losing my job.I have always had good credit and am not a spender nor do I make late payments. I am interested in temporarily obtaining additional financing until my firm decides to raise our salaries back to the appropriate level, which recently got reduced due to the economic recession. I am looking to obtain a modest rate loan to transfer my high rate credit card balances which can give me more financial flexibility to endure the next 6-12 months.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,607.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Marcum & Kliegman ?	I am on track to be promoted to Senior Accountant in Sept.

Member Payment Dependent Notes Series 405994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405994	$10,000	$10,000	16.00%	1.00%	May 28, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405994. Member loan 405994 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	TCO Satellite, Inc.	Debt-to-income ratio:	20.20%
Length of employment:	1 year 10 months	Location:	Hacienda Heights, CA

Home town:	Diamond Bar
Current & past employers:	TCO Satellite, Inc., Pacific Omni International, Inc.
Education:	Mt. San Antonio College

This borrower member posted the following loan description, which has not been verified:

I have a bank of america credit card and it has very high interest rate, Because i used cash advance for many times. I believe the loan interest rate will be much lower than my credit card interest rate.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,274.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Assuming that you were aware that cash advances would trigger high interest rates, you must have been in desperate need for cash -- can you assure prospective lenders that you would not be in that situation again, as that would mean you would have problems paying back the loan?	I live with my parents right now, and they were having problem with paying mortgage payment. So i had to get cash from credit card and i had to help my parents. But now they don't have any financial problem, so I don't have any problems paying back the loan, and all i just need to spend some money on gas and food only from my paycheck. I'm going to save cash now, if i get this loan.
How did you accumulate that level of debt and what are you doing to keep your debt in check?	Currently, i only have $12,000 credit card debt, Those rest of $14,000 debt is wrong information showing from transunion. So i dispute that additional $14,000 debt to transunion. Experian and equifax credit report showing that i only have $12,000 credit card debt.
Why didn't you borrow $12k and you would have helped quell Lineag's concern. I would like you to borrow the max. $25k which would prove that you're intending to change your credit lifestyle. Relist at $25k and I'll climb aboard! Good luck, Plasticman	It's fine for me to just get $10k loan, i can just pay off that rest $2k debt soon. Thank you for advise.

Member Payment Dependent Notes Series 406026

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406026	$3,300	$3,300	10.95%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406026. Member loan 406026 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,643 / month
Current employer:	SRA International, Inc.	Debt-to-income ratio:	23.17%
Length of employment:	2 years 5 months	Location:	Alexandria, VA

Home town:	New York
Current & past employers:	SRA International, Inc., Science Applications International
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

I have been a loyal Discover Card member for many years now. Recently, they cut my credit limit in half so that my new credit limit is $200 shy of what I owe on the card. I have just been approved for a mortgage and don't want this to negatively affect my credit report because I'm now using almost 100% of my credit limit on my Discover Card. I have never been late with my payments since joining Discover Card, I have good credit and have pretty much, been an exemplary customer. This just really ticks me off. I'd like to pay off the balance of the card and not give them any more of my money.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,890.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 406033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406033	$6,000	$6,000	8.00%	1.00%	May 27, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406033. Member loan 406033 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Octapharma	Debt-to-income ratio:	13.23%
Length of employment:	1 month	Location:	Bridgewater, NJ

Home town:	Englewood Cliffs
Current & past employers:	Octapharma
Education:	Bloomsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I need the loan to purchase a vehicle due to needing to travel to my office daily.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,965.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 406054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406054	$10,000	$10,000	9.32%	1.00%	May 28, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406054. Member loan 406054 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,975 / month
Current employer:	OfficeMax	Debt-to-income ratio:	10.08%
Length of employment:	10 years 3 months	Location:	WALNUT CREEK, CA

Home town:	Sacramento
Current & past employers:	OfficeMax, Dugan Technologies, Contra Costa County
Education:	Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

I wish to use this loan to consolidate all of the credit card balances I currently owe. I want to be more financially stable, be able to more properly balance and live within my budget and to stop using credit cards altogether. I have had a credit history for almost 10 years and my current credit score is about 764. I have never been late on any payments and have no negative records in my history. My education includes a high school degree and a AA college degree. I have been employed at an OfficeMax retail store since February of 1999 and have no plans on leaving anytime soon. My take home pay per month after taxes and health insurance is about $1400 per month. While that is not considered a lot of money, I have no other major bills besides rent, utilities, food and the credit cards which I will pay off with this loan. I have lived with my family in the same residence for the past 19 years and my portion of the rent is $400. I am not married and have no children of my own so I do not have a financial responsibility in that arena. If I keep within my budget including this loan payment I will have over $300 left over per month. I hope that you will consider my application and know that I am a trustworthy and honest individual who will faithfully and completely fulfill the requirements of the loan. Thank you.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,596.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 406068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406068	$4,000	$4,000	12.21%	1.00%	May 28, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406068. Member loan 406068 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$886 / month
Current employer:	ResNet Services	Debt-to-income ratio:	13.54%
Length of employment:	3 years 8 months	Location:	Eugene, OR

Home town:	Roseburg
Current & past employers:	ResNet Services, South Eugene High School, Sherms Thunderbird, Douglas County Museum of History and Natural History
Education:	University of Oregon, Umpqua Community College, Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

I graduated from the University of Oregon with a BA in Computer Information Science, minor in Japanese. This year, I will begin graduate studies at Kent State University's Journalism department, where I was also offered an assistantship. I have never missed a payment on my credit cards, phone bill, utilities, or other debts. As I'm still in school, I do have some student loans, but they currently amount to only around $7,000 in four years. If you choose to borrow from me, I promise to make timely payments and be a good return for your investment. Thank you for reading this, and I hope you can help me get a car and move to Ohio to fulfill my dream of a higher education.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions for you: 1. Is the 886/month your current job, or your assistantship? 2. Do you have an emergency fund covering at least 3 months worth of your costs (apartment, food, ect) in case of an emergency, or losing hours/pay/your assistanship? 3. Is this loan primarily to cover the cost of moving (truck, shipping) or to buy/put a down payment on a car, which you will then use to move? Best of luck in the Buckeye State!	1. The $866/month is currently from my job and over realized scholarship and grant payments. My assistantship will start paying a stipend of around $7,000 beginning in August. 2. I don't specifically have an emergency fund stashed away, but my current assets in the bank would cover at least 3 months worth of the aforementioned necessities. 3. The loan is primarily to help purchase a vehicle that I would then use to move to Ohio in. The left overs would go towards 6 months of insurance and first month's rent. Thank you for your questions, and I should note that I meant to say, "If you choose to lend to me" in the final paragraph of my plea. Thanks.

Member Payment Dependent Notes Series 406071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406071	$13,000	$13,000	14.11%	1.00%	May 28, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406071. Member loan 406071 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Natural Resources Defense Council	Debt-to-income ratio:	19.03%
Length of employment:	7 years 8 months	Location:	Washington, DC

Home town:	Ponce
Current & past employers:	Natural Resources Defense Council, Alliance to Save Energy
Education:	American University

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to consolidate existing debt at a better rate (i.e. pay off existing debt, much of it incurred because of the illness of a pet). Also, the loan would allow me to complete my grad school tuition payment for the upcoming term. I am a responsible person and have a long history of making payments on time.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,902.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but I have a couple of questions: 1. What are the balances and interest rates on the card(s) you are hoping to pay off? 2. You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) Thanks very much! Hope that with these answers I can help you achieve full funding on your loan! ps - Sorry to hear about your pet's illness! Hope he/she is OK now...	Sorry I did not see and respond to your question earlier. My loan has now been fully funded by other lenders. Thanks!

Member Payment Dependent Notes Series 406072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406072	$12,000	$12,000	11.26%	1.00%	June 1, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406072. Member loan 406072 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,788 / month
Current employer:	Experian	Debt-to-income ratio:	15.38%
Length of employment:	1 year 10 months	Location:	Canton, GA

Home town:	Slidell
Current & past employers:	Experian, CarMax
Education:	University of New Orleans, University of Louisiana at Lafayette

This borrower member posted the following loan description, which has not been verified:

I am a single-income earner and am going through a court-ordered separation. I am on a credit card account, and my spouse is listed as a joint cardholder. I tried to have her removed, but the card issuer said that they would remove her once the account was paid in full. I have never been delinquent and have been employed for almost 13 years. I have successfully paid multiple auto loans and I have successfully paid my mortgage since we bought our first house 8 years ago.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,083.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 406126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406126	$9,800	$9,800	16.32%	1.00%	May 29, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406126. Member loan 406126 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	oGroup LLC	Debt-to-income ratio:	12.41%
Length of employment:	1 year 3 months	Location:	Cresskill, NJ

Home town:	Moscow
Current & past employers:	oGroup LLC, GSC Group, Law Offices of Charles Tolbert, Chemily LLC, NTSS Inc, Indiana University (Bloomington, IN), Elysium Networks, Bergen Family Center (Englewood, NJ)
Education:	Rutgers University at Newark

This borrower member posted the following loan description, which has not been verified:

Hi, After successfully administering ecommerce sites in the past, I am in the process of launching an electronics store network for online shoppers. The products that will be offered are mostly cell phones but accessories and other popular electronics will also be offered. The funds requested are needed for initial start up costs as well as minimal inventory purchases. Market research has been conducted and the most selling products need to be in stock for adequate shipping times, others are available for purchase or drop shipping from contracted suppliers. Due to the nature of the business, I was not able to go into much details but I can if contacted. Thank you, Dmitriy

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,840.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 406135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406135	$18,000	$18,000	11.89%	1.00%	June 1, 2009	June 1, 2012	June 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406135. Member loan 406135 was requested on May 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	bearing point	Debt-to-income ratio:	19.71%
Length of employment:	2 years 7 months	Location:	fairfax, VA

Home town:
Current & past employers:	bearing point
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt which is presently at 0% but will go up as the promotional period expires. You will find in me a good borrower as I have never defaulted on a debt and have a good job. Instead of paying to my credit card company I would like to see if I can get a good deal at lendingclub.

A credit bureau reported the following information about this borrower member on May 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,525.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you inquired to see what your rate will be after the promotion period?	Earlier it was going to be around 8% but as you might know Card Companies are in process of raising interest rate to the exorbitant level. So I just wanted to be proactive.

Member Payment Dependent Notes Series 406211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406211	$9,000	$9,000	9.32%	1.00%	May 27, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406211. Member loan 406211 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Raytheon	Debt-to-income ratio:	20.33%
Length of employment:	1 year 2 months	Location:	ASHBURN, VA

Home town:	Lawton
Current & past employers:	Raytheon, Northrop Grumman
Education:	University of Mary Washington

This borrower member posted the following loan description, which has not been verified:

Purpose of the loan is cover some childbirth medical expenses in hospital as well as baby items like stroller and crib. My husband and I make six figures respectively and have a solid paying history and will not default on this loan. We both have very stable jobs in the govt consulting industry. We own our home, but it is currently underwater hence why a home equity isnt feasible. However we continue to honor our mortgage payments and be responsible owners in these times. We just would like a stable fixed loan over 36 mths rather than piling all our baby expenses on credit cards where we've heard rates fluctuate and credit card issuers are abusing their practices. We don't want to be in hurry to pay everything off or have our cc debt hurt our FICO scores in case. A loan just feels reasonable for us to handle and make regular payments on it as we worry about raising our first child!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,590.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If both you and your husband makes 6 figure salaries, haven't 9000 saving isn't so hard. Why would you need a loan?	I make $105k and we're on the low end of the range sorry about that. I only mentioned our salaries to say that we do have income to pay the loan. We depleted our savings to buy our house 2 yrs ago pretty much right before the housing market went bust unfortunately. I wish we waited and yes we made a mistake. We also needed our money on things house related such as furniture, replace carpet, new water heater etc. This baby is a surprise so we dont have the timeframe we'd like to replenish back our savings as quickly. Having this loan will allow us to divert the rest of our income and focus into growing our savings account back. We did open a college fund for the kid and we do have grad school bills to pay so we're not as flush as it might appear.
Being an ashburnite myself with 2 kids I feel your pain. FYI Childcare is going to cost you 1000-2000 a month for one child. Are you going to be able to manage the cost as well. I also work for a local defense contractor and wanted to know if you are cleared as well	Hi there, we love Ashburn! We have a daycare provider in place. She will be $220 per week and our budget anticipates her childcare costs. This loan will make things more balanced and affordably paced. We just want to avoid using credit cards and to focus more on building back our savings up. As for the last question, I am cleared and have good job security for our area. Thank you for considering my loan!

Member Payment Dependent Notes Series 406212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406212	$10,000	$10,000	10.95%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406212. Member loan 406212 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,167 / month
Current employer:	GMCF	Debt-to-income ratio:	5.40%
Length of employment:	13 years 2 months	Location:	Locust Grove, GA

Home town:	Covington
Current & past employers:	GMCF
Education:	Georgia Institute of Technology, Medical University of South Carolina

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate debt for several credit card loans, sears, citibank, helzberg, rooms to go

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,501.00	Public Records On File:	1
Revolving Line Utilization:	33.00%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your major at Gerogia Institute of Technology?	MSIT - Master of Science in Information Technology

Member Payment Dependent Notes Series 406232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406232	$14,000	$14,000	9.63%	1.00%	June 2, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406232. Member loan 406232 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	AT&T Inc.	Debt-to-income ratio:	13.06%
Length of employment:	11 years 6 months	Location:	Covina, CA

Home town:	Los Angeles
Current & past employers:	AT&T Inc., AT&T Inc.
Education:	Citrus College

This borrower member posted the following loan description, which has not been verified:

want to consolidate credit cards balances

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	10
Revolving Credit Balance:	$46,017.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 406251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406251	$5,000	$5,000	11.58%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406251. Member loan 406251 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	pennrose management company	Debt-to-income ratio:	0.38%
Length of employment:	2 years 9 months	Location:	ridley park, PA

Home town:	Darby
Current & past employers:	pennrose management company
Education:

This borrower member posted the following loan description, which has not been verified:

I have an annual income of 48k and currently have no debt. Since housing prices have come down and the government is offering a 8k tax credit for first time homeowners, I figure now is the time to purchase my first home! However, I currently have little saved for a downpayment. With this loan, I will be able to put down the required down payment and pay closing costs on a 80k home. With my income and tax credit, I will have no trouble affording my loan payments. Thank You in advance for helping me purchase my new home!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$536.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Have you already found the "80k" or are you looking for such? 2. Is the primary lender aware that you intend to "borrow" the down payment and agreeable to such? (all loans must be considered in deriving qualifications for a home loan)	Hello pinetor, thanks for your interest in funding my loan! My primary lender is the owner of the property I am trying to acquire. He is offering to finance his 78k home with 10% down + closing costs @6% for 30 years. He doesn't care where I get the downpayment. I currently have 6k in savings.
Sounds like a great reason to get a loan. Can you verify your income by contacting Lending Club to give them the documents required?	Already faxed the Lending Team the requested documents: Thank You for your interest!

Member Payment Dependent Notes Series 406261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406261	$6,000	$6,000	12.84%	1.00%	June 1, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406261. Member loan 406261 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	The Fay School	Debt-to-income ratio:	24.27%
Length of employment:	8 months	Location:	worcester, MA

Home town:	Madison
Current & past employers:	The Fay School
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Dear lenders, I'd like to provide you with an overview of my debts, my current and future financial situation, a note as to why I've come to Lending Club instead of a bank, and a little about myself. I am a recent college graduate (class of '08) in Massachusetts who is employed by a private school's technology department. My current gross annual income is 35,000 and I am receiving a promotion which will come into effect in early July. While the new salary has not yet been negotiated, it will be a substantial increase (in excess of 10%). I own a fully paid off car and rent a very inexpensive apartment (I have roommates, and pay a total of $400 a month after all utilities). If you have already looked at my credit report, you will see that there are some small revolving balances as well as large installment ones. The large installment balances are loans related to my education. They are co-signed by my father, and he is the one who has been making the scheduled payments to them. His financial situation is very secure and I see no reason he will not repay those ahead of schedule. My request today, however, involves the revolving debt. You will notice three accounts of interest, a Citi card account, a Capital One card account, and a Dell Financial Services account. The three accounts charge 19%, 0%, and 0% respectively. The Capital one account, while charging 0% currently, will soon increase its rate. I expect to have the Dell account paid off well before the scheduled rate increase (in January). As such, I've come to Lending Club seeking $6,000 to fully pay off my Citi and Capital one accounts. Both credit cards were opened in my time between graduation and employment, an unfortunate but necessary way to raise funds. My plan is to (pending loan approval) pay off the cards and then cease using them except for emergencies. My new income should be quite sufficient to live on and pay the Lending Club loan well before three years. When selecting Lending Club two things attracted me. One, of course, is the fantastic rates. The other, however, is that I find the idea of small scale lenders (such as yourselves) making interest on my loans much preferable to the big banks to whom I am currently indebted. Thank you for your consideration, and I look forward to providing any additional information or clarification. Respectfully, Glenn

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,088.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide more details about the recent credit inquiry on your account? Also if you don't mind will you provide a summary of your monthly buget (net income, expenses groceries gas etc., and amount left over after paying your minimum payments) Thank you and good luck.	Hi Safe, That's a great question -- one I should have included in my initial report. The Credit inquiry came from Dell Financial Services. In December I upgraded my aged and dying laptop with a new machine. Dell offered 12 months of financing with no interest or fees ??? I gladly accepted. As mentioned in my opening letter, no part of the $6,000 I am asking for will be directed to that account (as it is interest free and ahead of schedule for repayment). As for a monthly budget here goes: Rent+Utilities+Cable/internet: $400 Car insurance: Paid through November Groceries/food: 620 (I allow $20 a day) Gas: 200 (I budget 200 for gas, but the actual number is lower. I assume one weekly fill up at $3 a gallon) My current monthly take home pay is about $2,300 I???ve never made a minimum payment. Instead, at the end of each month I make the maximum payment I???m able to make, which has always been above minimum payment. Much obliged for your consideration, Glenn

Member Payment Dependent Notes Series 406329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406329	$14,500	$14,500	9.63%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406329. Member loan 406329 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,300 / month
Current employer:	Triangle Engineering, Inc.	Debt-to-income ratio:	15.41%
Length of employment:	2 years 5 months	Location:	Rockland, MA

Home town:	South Weymouth
Current & past employers:	Triangle Engineering, Inc.
Education:	Massachusetts Maritime Academy

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off an existing unsecured loan, with a balance of approximately $5800.00 as well as pave my driveway. Have used Prosper in the past and successfully paid off a $15K loan.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	81
Revolving Credit Balance:	$5,270.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. How big is your driveway? I guess I'm confused because after you pay off your loan you're left with ~$8000, which seems like a lot for just a driveway. Appreciate the response.	I have a 3,000 square foot driveway, so it is rather large. Current quotes are anywhere from 2-3 bucks a square foot.

Member Payment Dependent Notes Series 406340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406340	$13,000	$13,000	17.26%	1.00%	May 27, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406340. Member loan 406340 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	State of Kansas - SRS	Debt-to-income ratio:	16.08%
Length of employment:	3 months	Location:	Lawrence, KS

Home town:	Idaho Falls
Current & past employers:	State of Kansas - SRS, Democratic Congressional Campaign Committee, Maryland Democratic Party
Education:	Carroll College-Helena

This borrower member posted the following loan description, which has not been verified:

I want to marry my boyfriend, but I refuse to even get engaged until after I've gotten out of debt. So I'm fairly desperate to get out of this hole as quickly as possible; and my credit cards keep raising the APR. I need some help!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	37
Revolving Credit Balance:	$27,431.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I may be interested in helping to fund your loan, but I have a question: have you reached out to any of your credit card issuers to request a lower APR? Please let me know. Thank you.	Yes. I have 3 cards, one was just raised from 9.9% to 19.9% and will not be reviewed for a lower APR until October. My 2nd card has an interest rate of 22.99%, and that company has decided not to lower any APRs on any card until further notice due to "the economic downfall" (and I was told this after I threatened to transfer my balance to a new card & close this account). My 3rd card has the highest APR of 27.94%, and that is actually being reviewed at the end of May, and will go down, but I'm not sure what the new interest rate will be until my statement comes out in June.
Thank you for your prompt and thorough reply.	No problem. Thank you!
What's your job and how safe is it in this environment?	I am a project director for a federal grant working through a state agency. Although no job is really that safe anymore, this job has been fully funded with a federal grant monies through 2011, and I have agreed to stay on for the duration of the grant.
Also, can you explain how you got into $27K in debt and what your plans are to pay that off and never incur that level of debt again?	It began when I was in college & did an internship in Washington DC. It paid enough for me to barely pay rent, and I lived off my cards, thinking that I would pay it off when I graduated & got a good job. The good job ended up being a political operative that traveled around the country working on various campaigns. That meant moving a lot, not getting paid very much, and have months of unemployment after each election. Over time it just kept adding up, and before now, I never really felt stable enough to make more than minimum payments. I never want to be in this situation again. I've talked to financial counselors, taken financial classes, and talked about it with people who have been in my position. I think my biggest motivation is my boyfriend, who has never been in debt. I felt so ashamed when I told him about my financial problems. I know he was disappointed, and it's a feeling I never want to have again.

Member Payment Dependent Notes Series 406456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406456	$6,400	$6,400	9.32%	1.00%	June 2, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406456. Member loan 406456 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Merkley and Partners	Debt-to-income ratio:	0.00%
Length of employment:	8 years 2 months	Location:	brooklyn, NY

Home town:	Short Hills
Current & past employers:	Merkley and Partners
Education:	Brigham Young University, School of Visual Arts

This borrower member posted the following loan description, which has not been verified:

Hello- I am looking to purchase a used car to keep at my parent's house in the country. I think buying a new one would be a waste of money. The vehicle I'm looking to purchase is a 2001 jeep with 65,000 miles. I've found that banks don't like to finance cars older than 5 years and thought going through Lending Club would be a good way to strengthen my already good credit. I work in marketing and have been with my firm for over 8 years and have a strong credit history. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,006.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So, with income of 9000+ a month, why can't you afford a 6000 car?	I could go buy the car tomorrow with cash. I'm looking for ways to improve my credit rating. I've had 2 credit cards since 1989-- length of or history of credit won't raise my score alone. I also need to show that I can pay a loan over time. It's not about affordability, it's about improve my rating. I'm open to any other fico score building strategies anyone else may have. thanks for your time
Are you improving your credit for a future house purchase?	Yes, I am interested in getting into a house in the next couple of years. I live in a rent controlled apartment that is insanely cheap for NYC-- but that's only helping me with savings not building equity.

Member Payment Dependent Notes Series 406463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406463	$20,000	$20,000	12.21%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406463. Member loan 406463 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Biomedical Systems, Inc	Debt-to-income ratio:	23.44%
Length of employment:	8 months	Location:	Maryland Heights, MO

Home town:	Goreville
Current & past employers:	Biomedical Systems, Inc, Henderson Software Consulting, Lincoln Industrial, Inc, Northrup Grumman IT, General Dynamics
Education:	Industry Certifications

This borrower member posted the following loan description, which has not been verified:

I have a business and personal account with Chase bank. I transferred some of my debt to these accounts with a 4.9% fixed rate for the lifetime of the balance. I recently switched to paperless statements and did not get the emailed statements. As a result, my payment was late and they raised my interest rate. I made a rush payment and have never been late on these accounts before but they will not negotiate the interest rate. I have a full-time job and am a consultant in my off time. I am a computer programmer. I am protecting my credit report with LifeLock.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,887.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What else in your application varies since you show NO late payments, but state that because you were late, they raised your rate?	Hello. I haven't been late on any bills except for this one due to the paperless statements. They raised the rate because I was late the one time. I made a rush payment so it shoud not show up on my credit report but they would not negotiate the rate.

Member Payment Dependent Notes Series 406521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406521	$9,600	$9,600	11.26%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406521. Member loan 406521 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Kathy's Kove & Kafe'	Debt-to-income ratio:	2.90%
Length of employment:	14 years 10 months	Location:	Hackettstown, NJ

Home town:	Paterson
Current & past employers:	Kathy's Kove & Kafe', American Cyanamid
Education:	Caldwell College

This borrower member posted the following loan description, which has not been verified:

I need to relocate my 15 year old business to a smaller space on the next block. I will be able to lower my overhead and increase sales since this location is less rent, provides more visibility and walk by traffic. This loan will allow me to clear my credit card debt and renovate a new space in accordance with the building codes. This move will keep me even for the first year but after that will improve my profits dramatically. In my 15 year tenure, I have had 3 credit cards which have been paid on time and always more than the minimum payment. I pay all of my suppliers and employees at the time of service - cash. I have a good reputation in town and have been involved in several committees and fund raising activities throughout the years. I remain committed to my business of antiques, clock repair and a wonderful tearoom - which continues to be discovered by more people and is receiving accolades.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,832.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Is this your business at this URL? http://www.kathyskove.com/	Yes, it is! It's a great place - lots of diversity, friendly and fun.

Member Payment Dependent Notes Series 406634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406634	$20,000	$20,000	12.84%	1.00%	May 29, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406634. Member loan 406634 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Citro Studio Inc.	Debt-to-income ratio:	10.18%
Length of employment:	4 years 6 months	Location:	Thousand Oaks, CA

Home town:	Chicago
Current & past employers:	Citro Studio Inc., Bleu22 Studio
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

I purchased my home two years ago and need to make updates to it in order to prepare for a new baby. The kitchen in the home is the original kitchen from 1962 and is not safe for a young one. The money would be used to update kitchen cabinetry, floors and countertops and well and buy safety equipment to baby proof the home and nursery. I previously had a loan of this amount and have paid it back before it was due. Monthly payments have been made in a timely manner and I have been responsible with debt.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	25
Revolving Credit Balance:	$22,139.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 406759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406759	$12,000	$12,000	11.58%	1.00%	May 29, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406759. Member loan 406759 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$22,917 / month
Current employer:	Quinnipiac University	Debt-to-income ratio:	8.20%
Length of employment:	10 years 11 months	Location:	Cheshire, CT

Home town:	Providence
Current & past employers:	Quinnipiac University
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

This loan request is to supplement our cash flow for a nursery school. The school is 8 years old and is seasonal. This funding will help through the summer months. Tuition revenues resume in September. My wife operates the school and I have a position as a college administrator with a steady income. We have never, ever been late on a payment or defaulted on a loan (30 year credit history). Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,644.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us what kind of debt the $71,644 represents? Credit card, HELOC? Also, please verify your income with lending club.	Thanks for the question. The current debt is business-related and almost all in a line of credit secured by real estate. We made a decision last year to make significant improvements to the building and playground, some funded by the debt and some funded by cash. This explains the cash shortfall this year. The good news is that the improvements have led to strong pre-registration for the next school year! I emailed income verification on 5/22, the same day I received the request.

Member Payment Dependent Notes Series 406815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406815	$4,800	$4,800	12.53%	1.00%	June 1, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406815. Member loan 406815 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	staples	Debt-to-income ratio:	12.53%
Length of employment:	2 years	Location:	miami, FL

Home town:	miami
Current & past employers:	staples
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I was accepted a few weeks ago for a loan, but reacted to late. I??????????????????m going to use this money to buy a few home appliances that I desperate need. You can check my credit score I??????????????????m very reliable.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,939.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why not borrow $24,800? You could've created a debt free (except for mortgage) existence in only 36 months! Major Purchase,$4,800 plus a Revolving Credit ballance,$19,939 = $24,739 which is just under the $25,000 lending club limit. You would also have less interest and a smaller monthly total payment to pay. Your loan would also be less risky to me and other lenders. Don't be discouraged if you don't get funded, just relist with the changes suggested and I as well as many others will be glad to fund that loan. Good Luck! Plasticman	no thanks i just need a small loan.

Member Payment Dependent Notes Series 406825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406825	$11,500	$11,500	10.95%	1.00%	May 29, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406825. Member loan 406825 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,482 / month
Current employer:	SNHD	Debt-to-income ratio:	20.42%
Length of employment:	5 months	Location:	GOWANDA, NY

Home town:
Current & past employers:	SNHD, JK Products and Services
Education:	Alfred University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a credit card and a personal loan. I don't miss payments on either. I would like to pay both of them off in a quicker time. I have also gotten a new job that pays about $15000 more than when I initially accrued the debt.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,989.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you work for the Seneca Nation Health Department (a federally funded non-profit institution)?	I do. I am a computer tech for them.

Member Payment Dependent Notes Series 407121

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407121	$8,000	$8,000	12.84%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407121. Member loan 407121 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,167 / month
Current employer:	BARTLEY HEALTH CARE	Debt-to-income ratio:	13.83%
Length of employment:	1 year	Location:	TOMS RIVER, NJ

Home town:	summit
Current & past employers:	BARTLEY HEALTH CARE
Education:	Ocean County Vocational-Technical School

This borrower member posted the following loan description, which has not been verified:

Preparing funds to further my education to take my current position to the next level. I'm currently a LPN Unit Manager looking to become an RN Assisted Director of Nursing. I'm currently living with my fiancee I don't have any housing expenses. In the housing section Ichecked owned, theres not a section for other.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,505.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to Salary.com surveys, the typical industry-wide salary range for a licensed practical nurse (LPN) is roughly $31,496 to $43,323 annually. How is it that you make $74000 with one year on the job?	Type your answer here. im a unt manager. with overtime and do agency work . i was at my previous job for 3 years. the company closed down there for i had to get a new job. my base salery is 56000k yr

Member Payment Dependent Notes Series 407166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407166	$2,400	$2,400	14.42%	1.00%	May 27, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407166. Member loan 407166 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,667 / month
Current employer:	The Boeing Company	Debt-to-income ratio:	9.69%
Length of employment:	10 years	Location:	Houston, TX

Home town:	Inglewood
Current & past employers:	The Boeing Company
Education:	Texas A&M University, Embry Riddle Aeronautical University-Extended Campus, University of Alabama - Huntsville

This borrower member posted the following loan description, which has not been verified:

Hi, I've never defaulted on a loan in my life. I'm trying to replace an air conditioner destroyed by Hurricane Ike. Insurance should pay in a month or two.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	11
Revolving Credit Balance:	$85,359.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a delinquency in the last 2 years, can you please explain?	Yes, this was a $2.00 bill from Best Buy, which I thought that I had paid off through automatic bill pay. I was working out of the country for 2 months, and the bill didn't get paid. The next month, I noticed that I still had a balance (which was now $31 with a $29 late fee) and paid it off.
You also have $85K in debt. Why so much?	I am rebuilding my house, the insurance companies owe me $64,000 which is supposed to be provided "soon" and I've got a car note of the remainder. Approximately 8k of that is general use credit on my Amex, which is a charge card, not credit card which gets paid each month.
You indicate that your insurance should pay in a month or two. Does that mean that you intend to pay this loan off early when your insurance pays you?	That was my original intention, but if I have higher interest debt, I may pay that off first, what ever is the best thing for my finances at that time.

Member Payment Dependent Notes Series 407278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407278	$2,400	$2,400	8.00%	1.00%	June 1, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407278. Member loan 407278 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Polaris Financial Partners, LLC	Debt-to-income ratio:	12.42%
Length of employment:	5 years 1 month	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Polaris Financial Partners, LLC
Education:	Ohio State University-Main Campus, Aspen Univeristy

This borrower member posted the following loan description, which has not been verified:

I have a full time loan and I work in finance. To be honest i want to conserve my money while we move through the recession and my stock portfolio has been hit so i dont want to tap that right now. I am just starting grad school and just need extra cash to buy books and the top part of my tuition. Thanks for you support.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,501.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407280	$1,000	$1,000	8.00%	1.00%	May 28, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407280. Member loan 407280 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Flying Sensors	Debt-to-income ratio:	9.04%
Length of employment:	2 years	Location:	Saratoga Springs, UT

Home town:	Alpine
Current & past employers:	Flying Sensors, Momentum Climbing
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

I have some expenses for applying to the University of Utah's MBA program, including application fees and the the GMAT test. I love Lending Club's concept and want to experience it as a borrower.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,928.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 407304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407304	$15,000	$15,000	13.16%	1.00%	June 1, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407304. Member loan 407304 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,000 / month
Current employer:	Retired (Self-emplyed)	Debt-to-income ratio:	0.94%
Length of employment:	38 years	Location:	Albuquerque, NM

Home town:	Beaver City
Current & past employers:	Retired (Self-emplyed), Sandia National Laboratory
Education:	Central Technical School, New Mexco University

This borrower member posted the following loan description, which has not been verified:

Our home is 50 years old. Our furniture is old "hand me down" stuff. We would like to do some up dating. Our yard is so old, the grass is in a really sad condition.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	43
Revolving Credit Balance:	$15,083.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain why retired, you have a monthly income of $20,000, and with that income have revolving credit debt of $15,000 and your furniture and yard are in poor condition?	Type your answer here. I had worked for Sandia National Laboratory for 30 years. I took early retirement at 55 years old. I also have rental properties so I retired and manage and maintain the rentals. i have six 4-plexes and 2 renal houses. I have had eleven 4-plexes but have sold some of them on real estate contracts. I am now 68 so need to slow down some.

Member Payment Dependent Notes Series 407315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407315	$6,600	$6,600	13.79%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407315. Member loan 407315 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	burger king	Debt-to-income ratio:	23.19%
Length of employment:	6 years	Location:	lawrenceville, GA

Home town:	south bend
Current & past employers:	burger king
Education:	Indiana University-South Bend

This borrower member posted the following loan description, which has not been verified:

goal is to end my credit card debt by lowering interest rate.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	69
Revolving Credit Balance:	$8,799.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 407386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407386	$4,500	$4,500	13.16%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407386. Member loan 407386 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	Maprow Media	Debt-to-income ratio:	2.13%
Length of employment:	5 years 3 months	Location:	round lake, IL

Home town:	Chicago
Current & past employers:	Maprow Media
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Hello and thanks for taking the time to look my offer over! I run an Internet marketing company and I am seeking funds to help launch my latest and greatest project, a Chicago community website. Funds will mostly be used for web development work and initial marketing expenses. The website will make money from network sponsorships. Due to our already established local connections we already have many paying clients lined up waiting for the website to launch. These payments will be significantly higher then our monthly loan repayment which will allow us to pay the loan off early. We estimate the loan will be paid off in full in 12-16 months. We consider this a safe loan because even if the business is a complete flop (not likely!) I have an existing income stream from other websites that will more then cover the payments with no hassle. Payments will be automatic and always on time. I am also investing a great deal of my own cash into this project, so I have complete faith in the business. My team and I are hard working entrepreneurs with a passion for internet projects. Help us create something big. Thank you for your consideration. Jc

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	49
Revolving Credit Balance:	$4,824.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 407411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407411	$4,000	$4,000	13.16%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407411. Member loan 407411 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Advanced Revenue Managment	Debt-to-income ratio:	20.64%
Length of employment:	3 months	Location:	Spring, TX

Home town:
Current & past employers:	Advanced Revenue Managment
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan to help my daughter with college expenses

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,708.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407423	$6,000	$6,000	11.89%	1.00%	May 29, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407423. Member loan 407423 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	Sidney Federal Credit Union	Debt-to-income ratio:	14.73%
Length of employment:	4 years 3 months	Location:	MOUNT UPTON, NY

Home town:	sidney
Current & past employers:	Sidney Federal Credit Union, Kmart
Education:	Utica School of Commerce

This borrower member posted the following loan description, which has not been verified:

need a loan for orthodontics treatment, as my dental insurance does not cover it.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,001.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407525	$15,000	$15,000	12.53%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407525. Member loan 407525 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Eastchester Union Free School District	Debt-to-income ratio:	14.70%
Length of employment:	4 years 2 months	Location:	Spring Valley, NY

Home town:
Current & past employers:	Eastchester Union Free School District, Clarkstown Central School District
Education:	Ramapo College of New Jersey

This borrower member posted the following loan description, which has not been verified:

The loan purpose is to pay for a 2 acres of a recreational land in Pennsylvania. The seller had agreed to sell the property for $22,000 while the property appraised at $77,000. However, no bank in the PA area offer loans for non-buildable land. The land is sold "as-is", is located by the Delaware river, and I would need to go through the township to get the necessary permits and zoning done to build on the land. That would cause a long delay and the seller could walk out of the deal. As such, I would like to apply for a personal loan for the amount of $15,000, which I will pay off withing 3-5 years. Please note my excellent credit of well over 700 points at this time. Additionally, I hold a government job, with stability and no risk of the possibility of being laid off. Thank you for your prompt consideration regarding this matter.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,458.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 407542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407542	$15,000	$15,000	11.89%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407542. Member loan 407542 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,650 / month
Current employer:	n/a	Debt-to-income ratio:	10.69%
Length of employment:	7 years 6 months	Location:	Taylors, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

We are seeking a personal loan for adoption at a reasonable rate.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,111.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you adopting a child? Just how does the $15000. figure in this? Please break down the costs, who gets what?	Yes. Here is the schedule of fees from our local adoption agency for an international adoption. We were also surprised by the total amount. FEE SCHEDULE Below is an itemization of the estimated costs to adopt a child from Taiwan. Some of these estimates may be higher or lower than you will ultimately incur, but this will give you an idea of what to expect: Application Fee $ 500 Dossier Management Fee $ 1,500 Nightlight Program Fees $ 6,000 Foreign Fees $ 9,000 (for a child up to 5 years of age, non special needs; includes donation to orphanage, attorney fees, court fees, child medical, passport, U.S. birth certificate, adoption registration, etc.) OR $ 5,000 (for a child 5 and older or with special needs; includes donation to orphanage, attorney fees, court fees, child medical, passport, U.S. birth certificate, adoption registration, etc.) Government Fees $ 1,400 (cost for translations, authentication, etc.) CIS Fees $ 830 (for two adults) U.S. Visa and medical $ 500 Homestudy $ 2,500 Travel to Taiwan $ 5,000 (economy airfare, hotel, guide, transportation) $ 3,000 (for a 3- day preliminary visit to meet child) Post-Placements $ 1,950 (for 7 post-placements over 5 years, payment required before travel) Total Estimated Costs $32,180
Can you explain your current employment?	Sure, I am a Regulatory Compliance Manager for an insurance company.
Hi, I am interested in funding your loan, but I have one question: You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) Thanks very much! Hope that with I can help you achieve full funding on your loan!	I will send them the information. They never requested it, so I wasn't aware of the need. Thanks for the help.
What is the adoption agency you are working with? What country are you intending to adopt from?	We are planning to go through Carolina Hope, which is now part of Nightlight.

Member Payment Dependent Notes Series 407572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407572	$5,400	$5,400	15.68%	1.00%	May 29, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407572. Member loan 407572 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,705 / month
Current employer:	Pierce County Department of Assigned Counsel	Debt-to-income ratio:	20.87%
Length of employment:	5 years 7 months	Location:	Tacoma, WA

Home town:	Mountain Home A F B
Current & past employers:	Pierce County Department of Assigned Counsel, Fred Meyer, Dick's Drive In
Education:	Highline Community College

This borrower member posted the following loan description, which has not been verified:

Hi, I am a 36 year old paralegal by degree and legal assistant by trade. My life/business partner is 35 years young and has an AA degree in business management. We have recently had our first grandchild and are helping our teen daughter get launched. We started a Paralegal Services business in September of 2008 that is currently bringing in approximately $600 of revenue each month on 1 contract and we have several other contracts in the works. I work fulltime with a county agency and perform the personal business activities on nights and weekends. My partner works the business from home regularly and runs our family of 6. We are working hard on increasing the business revenue back to its first quarter profitability when we were working 50 to 60 hours per week. We pay our bills on time, but haven't been able to get ahead of our credit cards and other debt to be able to save for a house. With this loan we would payoff our high interest debt and be in a much better place in three years than we would at our current pace. My fulltime job is very secure and while our personal business is slow right now, we still have 2 active contracts that are looking to sign us up for more hours, one that is in a holding pattern and more that we are working very hard to develop. This loan will help us save money on the high interest credit and pay down our debt faster to enable us to finally move toward owning our first home.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	67
Revolving Credit Balance:	$10,249.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 407678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407678	$6,000	$6,000	14.11%	1.00%	June 2, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407678. Member loan 407678 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	SpanSource Technologies, Inc.	Debt-to-income ratio:	2.48%
Length of employment:	9 months	Location:	Minneapolis, MN

Home town:	Keene
Current & past employers:	SpanSource Technologies, Inc.
Education:	Clemson University, University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

Prospective Lenders, Thank you for considering my situation. I am seeking a small bridge loan to advance the success of my new startup technology sales business. My recent history in the last 5 years is as a top earner and closer for another small technology firm offering IT support/managed services in my area. I have been a top earner in my space and have averaged well over 100K yearly income for the past 3 years, with 65-70% of that being commission and 30-35% being base salary. I work in the small-to-medium business space and focus strictly on sales of service contracts, hardware, and software for these businesses). Most of my commissions earned are based residually. The truth is, I simply "outgrew" my employee role in my organization. This organization was also a startup when I joined, and I had grown my residual base and my yearly income to a point where I was "outearning" the owners, etc. I also had no guaranteed contract in place, or legal arrangement which would ensure that I was paid on all the future residuals, etc. First, I realized the structure was headed towards becoming significantly out of balance. As I continued to grow my future residuals, in an "at will" employee role with no guaranteed contract, I would be more at risk the more I earned. This model would not work! I also realized that it would be a very small leap for a very large reward if I were to simply form my own corporation and partner with service providers as an independent rep (I would lose my salary, but gain a much higher rate of commission, since I'd be paid as an "organization" vs. as an "employee"). So, I opted to partner with my old firm and worked out a structure which allowed for this to occur. I also have secured another line of business in the data backup and recovery space which is doing very well. The drivers for why I need a loan are based around a few factors: 1. My former employer has unfortunately not been able to keep up their end of the financial bargain since I've chosen to move on, and this was a projected revenue stream that I no longer have to depend on. 2. I need to have more ability to hire low-end support and help to tighten my infrastructure development, run some smarter marketing, and fund lead gen, etc. 3. I am a strong earner and a closer. I like the phones, and to be out on appointment closing business. This money will ensure that most of the inside sales support and administrative work can be completed with additional resources for at least a few months, which means I can focus strictly on ramping my new residual commission base that much faster. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$4,148.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 407684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407684	$22,000	$22,000	11.58%	1.00%	May 29, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407684. Member loan 407684 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	AIMG	Debt-to-income ratio:	19.82%
Length of employment:	6 years 9 months	Location:	Lake Hiawatha, NJ

Home town:
Current & past employers:	AIMG
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

I am currently using the Snowball method to try and get me and my family debt free so we can begin saving for a house. It is hard with these high interest cards though so I figure as focused as we are right now we can make our payments go much further with a lower payment by consolidating and using the freed up money to add to the payment on the remaining card to get that done quicker too. My wife and I have solid jobs and are never late on our current (considerable) monthly payments. Foolishness and living above our means when we were younger put us here, but now we are focused and cutting corners everywhere we can to get back on track.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,112.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 407724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407724	$15,250	$15,250	15.68%	1.00%	May 28, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407724. Member loan 407724 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	TransUnion	Debt-to-income ratio:	10.98%
Length of employment:	1 year 6 months	Location:	Wildomar, CA

Home town:	Mayfield Heights
Current & past employers:	TransUnion, Fremont Investment & Loan
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for an unsecured loan or line of credit to do home improvements on my home in addition to helping a family member and if any funds left would love to treat myself to a vacation. I have excellent credit with high scores. I am a long time homeowner with being in my current residence for almost 17 years. In addition, I have job stability with being on my current job for 1 1/2 yrs along with my previous job I was there for almost 20 years. I am someone who is deligent in paying bills on time as you can see from my credit and payment history. Thank you

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,174.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you maintain such a high revolving credit balance? Can you contact Lending Club to verify you income?	I have several revolving accounts that do not have any balances; however there are 3-4 that do have current high credit balance(s) which was due to my layoff from a 20 year job and searching for new employment in a bad mortgage market. I was trying to get back on my feet. In addition, I was trying to assist my sister in saving her home from foreclosure as she was also laid off from the mortgage industry in 2008 and she had been unable to secure employment. I would have no problem verifying my current income as stated on application. Thank you

Member Payment Dependent Notes Series 407725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407725	$6,000	$6,000	11.89%	1.00%	May 29, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407725. Member loan 407725 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	SUPERVALU Inc.	Debt-to-income ratio:	6.81%
Length of employment:	11 years 7 months	Location:	Racine, WI

Home town:	Kenosha
Current & past employers:	SUPERVALU Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I work in a stable industry at the same company for over 11 years. Try and try as I might to pay down these two credit cards, it is very difficult with the high interest rates I am being charged. I have more than learned my lesson using Credit. The cards themselves are shredded and I have tried contacting the card providers directly to request a lower interest rate, but I was told that is just "isn't possible at this time". It is very frustrating to have a $120 minimum payment each month on both cards only to see that there is $90 in interest charged and only $30 applied to the balance. I am hoping that I will be able to consolidate these two cards down into one lower payment each month. I am a single father with two children ages 10 and 11, so it is just not possible for me to get a part time job right now due to their age and also all of their school activities. This consolidation will help save money each month, which will only go towards things for my kids, such as clothing, etc.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,720.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please verify your income? thx	I apologize if I am missing an obvious link, but I have searched though the Lending Club website and I am unable to find an additional option or method in which to initiate a process to have my income verified. I assumed this was part of the registration process for this website because I provided that information directly to Lending Club at the time of opening my account (my SSN#, Employment Info/History, Salary Info, Bank Account Info, and other personal information).

Member Payment Dependent Notes Series 407758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407758	$12,000	$12,000	13.79%	1.00%	May 29, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407758. Member loan 407758 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Miamisburg City Schools	Debt-to-income ratio:	18.64%
Length of employment:	7 years 9 months	Location:	FRANKLIN, OH

Home town:	miamisburg
Current & past employers:	Miamisburg City Schools
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

taxes and credit card

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,817.00	Public Records On File:	1
Revolving Line Utilization:	92.30%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407771	$2,400	$2,400	11.58%	1.00%	May 28, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407771. Member loan 407771 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,083 / month
Current employer:	Faith Haven Senior Care	Debt-to-income ratio:	19.54%
Length of employment:	6 years	Location:	Jacskon, MI

Home town:	West Branch
Current & past employers:	Faith Haven Senior Care
Education:	Jackson Community College

This borrower member posted the following loan description, which has not been verified:

I need a loan to help me purchase my home to pay the lenders fees of 2,400 .00 I plan on paying this back monthly but will pay it off in Feb 2010 with my income tax return....thank you

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$268.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell more about the home you're buying and how much cost is involved. Additionally, could you contact Lending Club and provide proof of your income?	The home is a foreclosure home and the loan is for 87,000 which includes the closing fee attached to the end of the loan. Its a 3 bed home with a pool and 1 1/2 car garage in great condition. All carpeted in the basement with 3 more rooms completely dry and no mold. Also has a all seasonal screened in porch and fenced yard. The home sold at 149,000 K in 2005 when the last owners bought it. My total fees from the lender adds up to $2400 plus $400 Appraisal fee. The closing date is June 19th. I can contact the lending club to provide proof of income. I have additional income from which was not added to pay the loan as well but it ask only my income. Thank you ! Gretchin
How many loan applications do you have with Lending Club? I found at least one other one. I was willing to fund this until I found that one. Sorry	I have no loan applications with Lending club. This is my first time of hearing of them. Could you please give me more info on who your referring to? Thank you Gretchin

Member Payment Dependent Notes Series 407782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407782	$1,800	$1,800	11.26%	1.00%	May 28, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407782. Member loan 407782 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	University of California Santa Cruz	Debt-to-income ratio:	8.60%
Length of employment:	8 months	Location:	Santa Cruz, CA

Home town:	Los Angeles
Current & past employers:	University of California Santa Cruz, Planned Parenthood of Pasadena
Education:	University of California-Santa Cruz (UCSC)

This borrower member posted the following loan description, which has not been verified:

I am an independent re-entry University student and will be studying abroad this summer. I would like this extra loan to help with paying bills/utilities while away since I will not be receiving a financial aid disbursement until late September.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,297.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407905	$5,900	$5,900	9.63%	1.00%	June 1, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407905. Member loan 407905 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	The Wackenhut Corp.	Debt-to-income ratio:	8.19%
Length of employment:	4 years 2 months	Location:	St.Louis Park, MN

Home town:	Moscow
Current & past employers:	The Wackenhut Corp., Pizza Hut, Prospect Auto
Education:	Hennepin Technical College, Anoka-Ramsey Community College-Coon Rapids Campus

This borrower member posted the following loan description, which has not been verified:

Hi. I`m currently trying to pay off few credit cards,and one of them decided to increase my interest rate up to 25%,and another one up to 21%.After paying on time for past year and half that seems a little unfair to me. So i really hope i`ll be able to get loan,pay off all i have left there and just forget about credit cards Thanks

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,898.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide the current balances and required monthly minimum payments for the debt you will be paying off? Additionally will you provide a summary of your monthly net income and expenses? Thank you and good luck!	one of the loans is 4400 and monthly payments are 170.00 amount i owe to chase is 1300 and since its a credit card it puts minimum payments down to about 40$ and last one is Bank of America cc,which is 15/month My monthly income is 1600$ after tax and besides cc`s and loan all i have to pay for is rent,which is 575 and electrical bill(around 30-35$),the rest is taken care of by my girlfriend If you need to know something else feel free to let me know. Thanks
What's your current minimum monthly credit card payment?	Chase is 45$ Bank of America cc is 15$ Bank of America loan is 170$

Member Payment Dependent Notes Series 408191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408191	$10,000	$10,000	11.26%	1.00%	May 29, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408191. Member loan 408191 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	City & County of San Francisco	Debt-to-income ratio:	6.94%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:	Inglewood
Current & past employers:	City & County of San Francisco, Willis Insurance Services
Education:	California State University- Long Beach

This borrower member posted the following loan description, which has not been verified:

I have one credit card, and it is the bane of my existence. I've had it since college (the early 1990's). Approx two years ago I became serious about paying off this card, I stopped using it for purchases and was only using it for online auto-payments and at gas stations -- I thought this was safer (identity theft, etc) than using my debit card -- but I even stopped that, and now use my debit card for everything. Unfortunately the balance on this credit card hardly decreases; five or six years ago when the economy was bad (I live in San Francisco and the dot.coms went bust) I was laid off and ended up taking a couple of cash advances and the interest rates on those are high. And now to top it off the APR has increased twice in the last few months -- I am fighting them on the increase because I finally set up auto-pay (I held off on doing this because I like to pay more than my minimum due so wanted to see the bill each month), but unbeknownst to me it didn't go into effect right away and they didn't send me any notices about my bill being due, so now I have a couple of late fees and the rate has been increased to 25%. I am very frustrated with this company because I have had all of my banking with them for quite a few years now -- checking accounts, savings, overdraft protection and this credit card, but they refuse to lower the APR. In fact I have even opted to close my account when my card expires in less than a year. I would like this loan from LendingClub because I want to be able to pay one set amount a month - like I did with my car loan years ago from a credit union - and finally get this card paid off. I live within my means and don't need to use a credit card for emergencies or big purchases because I have savings. I have thought about taking my savings to pay off this credit card, but in light of the current economic environment, decided it would be safer to keep that money. Just to note, on my credit report you will see that I got an American Express card about a year ago, that is because when I did research on the internet for a low balance transfer rate card AE Blue was the best; I applied for it & was approved, but when the card arrived in the mail only then was I informed that my whole transfer amount wasn't approved, if they had told me this previously I would have stopped the process. I have not even activated the card because I do not want more credit cards.

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	39
Revolving Credit Balance:	$11,821.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck!	Thanks!!

Member Payment Dependent Notes Series 408192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408192	$3,000	$3,000	13.47%	1.00%	June 1, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408192. Member loan 408192 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Bright Horizons Family Solutions	Debt-to-income ratio:	5.21%
Length of employment:	14 years 3 months	Location:	Los Angeles, CA

Home town:	Bridgeport
Current & past employers:	Bright Horizons Family Solutions, Assistant League School of Santa Monica
Education:	SUNY at Brockport, Santa Monica College

This borrower member posted the following loan description, which has not been verified:

I am a single parent trying make ends meet. I am owed $40,000.00 in back child support from my child's father. The case is with Child Support services in Los Angeles County. I want the $20,000.00 to pay off a personal and car loan, a few credit cards. When I do then I will have only one payment to make. Thank you, Anita Porter

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,805.00	Public Records On File:	1
Revolving Line Utilization:	80.60%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 408280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408280	$20,000	$20,000	15.68%	1.00%	May 29, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408280. Member loan 408280 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,750 / month
Current employer:	Rite Aid Pharmacy	Debt-to-income ratio:	22.02%
Length of employment:	10 months	Location:	Worcester, MA

Home town:	Onawa
Current & past employers:	Rite Aid Pharmacy
Education:	Graceland University at Lamoni, Keene State College, Massachusetts College of Pharmacy & Health Science

This borrower member posted the following loan description, which has not been verified:

I just graduated from pharmacy school a year ago and in order to make ends meet through the years of school, I incurred a lot of credit card debt. I rarely use the cards now as I make a good salary and can afford to pay my current expenses (as well as pay on the credit cards). However, I'd like to pay off the high interest credit cards and get rid of them so I can finally start saving some money. Every month I have just enough money to cover all my expenses and little, if any, left to save. By combining all my credit card debt I'll be able to pay one bill instead of four and hopefully be able to save some money to move out of my apartment soon!

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,873.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 408282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408282	$20,000	$20,000	14.74%	1.00%	May 29, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408282. Member loan 408282 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,783 / month
Current employer:	Katten Muchin Rosenman	Debt-to-income ratio:	12.38%
Length of employment:	2 years	Location:	OAK LAWN, IL

Home town:	Chicago
Current & past employers:	Katten Muchin Rosenman
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a junior associate at a large law firm. I have lingering credit card debt that I incurred during school at less than favorable rates. I'm looking to consolidate that debt at a lower interest rate.

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	27
Revolving Credit Balance:	$16,244.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! I am interested in helping to fund your loan, but it would be very helpful if you could verify your income with Lending Club. (I believe you can fax pay stubs or other proof of income to Lending Club to achieve verification.) Since you have a high reported income, I would feel much more comfortable lending if the income were verified. Thanks!!	I'd be happy to verify my income. I will check with lending club to determine how to do so.

Member Payment Dependent Notes Series 408290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408290	$3,000	$3,000	8.00%	1.00%	May 29, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408290. Member loan 408290 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	MidState Medical Center	Debt-to-income ratio:	14.63%
Length of employment:	5 years 10 months	Location:	Waterbury, CT

Home town:
Current & past employers:	MidState Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Please indicate interest rate on reply.

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,238.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of your job (what do you do)? Any other household debt/income not reflected above (i.e. spouse)?	RN. Spouse's income= 55,000.00 annually. Total household income/year = 115,000.00
No other household debt from spouse?	Cancel this Loan Application please.....

Member Payment Dependent Notes Series 408351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408351	$3,000	$3,000	14.74%	1.00%	June 2, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408351. Member loan 408351 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	ADP	Debt-to-income ratio:	22.08%
Length of employment:	2 years 8 months	Location:	EL PASO, TX

Home town:	El Cajon
Current & past employers:	ADP, Automatic Data Processing Inc.
Education:	American Intercontinental University at Atlanta

This borrower member posted the following loan description, which has not been verified:

This is for a Wedding loan.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,277.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 408353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408353	$5,000	$5,000	9.63%	1.00%	May 29, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408353. Member loan 408353 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Holbrook School District	Debt-to-income ratio:	11.81%
Length of employment:	15 years	Location:	Holbrook, AZ

Home town:	basin
Current & past employers:	Holbrook School District
Education:	University of Wyoming, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

At the moment my three children are in college. I am also enrolled in college going for my masters degree. This loan is to help my son who is enrolled in Collins College. His job setting up displays for car dealerships ended last summer when dealerships began experiencing difficulties. He hasn't been able to find another job although he has been trying to find a part time job. He is in school full time. We need to find a loan to allow him to continue his schooling.

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,658.00	Public Records On File:	0
Revolving Line Utilization:	46.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You owe $23,700 in expensive revolving credit. How do you plan to repay these monies?	We'd like to find a lower interest loan to consolidate the high interest cards and then not use them.

Member Payment Dependent Notes Series 408378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408378	$4,000	$4,000	9.32%	1.00%	May 29, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408378. Member loan 408378 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,167 / month
Current employer:	United States Patent and Trademark Office	Debt-to-income ratio:	2.77%
Length of employment:	3 years 10 months	Location:	washington, DC

Home town:	Birmingham
Current & past employers:	United States Patent and Trademark Office, Department of Commerce (DOC)
Education:	Auburn University

This borrower member posted the following loan description, which has not been verified:

I am looking to buy a car to go to work and for law school next year. Currently I work for the federal government under the Department of Commerce. The car I want is a 1997 BMW 3 series and the bank quote was too high since the car is older than 7 years old. Thus the car does not qualify for an auto loan The banks suggest I take out a personal loan, which is higher rate. Need your help. Thanks!

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,535.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a patent examiner? What year of law school are you in? Are you pursuing Patent Law via George Mason's program? Bachelor's Degree is in? Thank you and good luck.	Hi, I am a Patent Examiner and will apply for this Fall. I will use the car to go visit schools in the area along with work. I'll apply at GW, George Mason, American and Catholic. I think Georgetown will be a stretch for me. Feel free to ask anymore questions. Are you a Patent Examiner also? Do you go to George Mason?
Will you continue working for the Patent/Trademark office while you pursue your J.D.? I have an Engineering Degree and was considering going to George Mason to pursue Patent Law. I dated a George Mason student who ended up getting a Law degree w/ Patent Law specialization from GM. She liked the program and it seemed to be the most reasonably priced in the D.C. area. Instead of purusing Patent Law, I continued on with the Military and am a Lieutenant Commander these days.	I plan on working at the USPTO and go to law school in the evening. Good luck with your career and thanks for your help.

Member Payment Dependent Notes Series 408383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408383	$10,000	$10,000	10.95%	1.00%	May 29, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408383. Member loan 408383 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Denver Health	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	DENVER, CO

Home town:	Hammond
Current & past employers:	Denver Health, Arapahoe County, Urban Peak, Alternative Youth Adventures
Education:	University of Montana, University of Denver, Regis University, Colorado College, Community College of Denver

This borrower member posted the following loan description, which has not been verified:

My fiance and I are relocating to San Antonio from Denver for employment reasons. I am a newly minted nurse (just finished school) and have secured employment with University Hospital in San Antonio as RN in the Trauma ICU. I will be making 50K a year. My fiance, a physician, and will complete his residency in internal medicine in June and has obtained a job with Methodist Hospital in San Antonio. He will be making 210K base with a bonus potential of 30K and a sign on bonus/relocation bonus of 20K. We are seeking to buy a home together. However, until we are married the home will be 100% in his name, as I don't want to assume the risk of a mortgage that I couldn't afford if, heaven forbid, things were not to work out. The loan I am applying for would help me contribute to the home-buying efforts in serving as funds to cover closing costs. Both of our incomes are going to improve substantially in the coming year and paying back this loan will not be a problem. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on May 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 408508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408508	$3,500	$3,500	11.58%	1.00%	May 29, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408508. Member loan 408508 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	EarthCalc Inc.	Debt-to-income ratio:	14.47%
Length of employment:	6 years 5 months	Location:	Riverside, CA

Home town:	Long Beach
Current & past employers:	EarthCalc Inc.
Education:	University of California-Riverside (UCR)

This borrower member posted the following loan description, which has not been verified:

Hello lenders! I have been using prosper for my previous p2p lending, but it seems that they have been inactive in the past year. I currently have a loan at 15.5% for 3 years. I have been paying my loan as scheduled on time for the past year. I have never had a late payment for any of my debts. I am looking to get a lower rate, especially during this recession. I have been working for 6+ years for my current employer, www.earthcalc.com. In addition, I am also a full time student at the University of California in Riverside. My goal is to be debt free by the end of the year and to advance further in my career. In return, I hope to start lending money to help fellow borrowers on the website. My current income $1,800 - $2,000 after tax $600 from roommate $200-300 from computer services I provide. My current debt $5,400 - BOA Credit Card $1,600 Best Buy Credit Card $1,200 Capital One Credit Card $2,900 401k Loan $3,300 Prosper Loan As you can see, This loan is only for my previous prosper loan as I wish to transfer here for future p2p lending. In addition, My Best Buy and Capital One credit card will be paid off this month or next as I already have the funds. Thanks for viewing and hope this goes well! -Obert

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,716.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you provide a Note ID or some other link so I can verify that your Prosper loan.	Hello, I recently had a question but accidentally hit the ignore this question. Therefore, I will answer what I can remember. My prosper ID is "busytosucceed". In addition, the note # is 28718. My exact balance left is $3,338.28. Here are my expenses: Rent is $900 a month without a room mate. Minimum payments: BOA: $120 Capital One: $20 Prosper: $174 Bestbuy: $20 401k: $100 which is automatically paid per paycheck I am near my goal of eliminating all credit card debts and my goal is to remove all debts by 2010 to get a fresh start after I graduate. I thank everyone who has help funded this loan! Thank You, Obert

Member Payment Dependent Notes Series 408617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408617	$10,000	$10,000	10.95%	1.00%	May 29, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408617. Member loan 408617 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	Community Blood Centers of S FL	Debt-to-income ratio:	19.87%
Length of employment:	11 years	Location:	Pompano Beach, FL

Home town:	Champaign
Current & past employers:	Community Blood Centers of S FL
Education:	University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

I work for non-profit Blood Center here in S FL and have been with them for about 18 years total with a FMLA break of 11 months back in 1997. Basically, I am very stable and in the same residence for the last 11 years. In 2007 our company changed our 403b funds from AIG Valic over to ING and during that process an error was made and that later appeared on my 2007 taxes. IRS just notified me of the mistake in April. Of course, IRS does not care how the error happened, they only care that it is paid now with the penalties and interest. Therefore, this request for a P2P loan. I am hoping that this site's offer would be a lower interest rate than my local bank. I appreciate your willingness to help me out, most sincerely.

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,545.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 408628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408628	$2,500	$2,500	13.79%	1.00%	June 2, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408628. Member loan 408628 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	PCB Piezotronics	Debt-to-income ratio:	19.00%
Length of employment:	7 years	Location:	BUFFALO, NY

Home town:	Buffalo
Current & past employers:	PCB Piezotronics, US Ai Force
Education:	Embry-Riddle Aeronautical University, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I am going to be relocating to New Jersey and have accepted a Federal position paying over $55,000/yr. My ability to repay will be no issue at all. Right now I need money to cover my relocation costs so I can start my new position. I have a proven track record of not making late payments or missing payments.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,035.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 408655

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408655	$6,000	$6,000	9.32%	1.00%	June 1, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408655. Member loan 408655 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	University of Mississippi Medical Center	Debt-to-income ratio:	17.50%
Length of employment:	5 years 11 months	Location:	Jackson, MS

Home town:	Wiggins
Current & past employers:	University of Mississippi Medical Center, Central Christian Church (Disciples); Hattiesburg, MS, Forrest General Hospital, Hospice of the Bluegrass
Education:	William Carey College, The Southern Baptist Theological Seminary, American University

This borrower member posted the following loan description, which has not been verified:

My wife had the privilege to attend graduate school in Chicago at Roosevelt University for the past two summers. It is a great honor for her and for the state of Mississippi since she is the first Mississippi theatre teacher at attend. She is scheduled to attend her third and final summer this June. There is a snag. Due to a horrible mix up with her old collegiate student loans her financial aid for Summer 2008 was rescinded and she must pay right at $6000.00 in tuition before she can be registered this summer. The original payment deadline is mid April, but Roosevelt has extended the deadline for us until early June. If she does not attend this summer, the courses she needs will not be offered again until summer 2012. The final part of the program is a thesis production scheduled for spring 2010. If she cannot attend this summer that production will be moved back until spring 2013. All of the students who have begun preparation for the 2010 production will have graduated and will have lost their opportuniy to shine in this historic production. The production is scheduled to be "The Miracle Worker" which chronicles the life of Helen Keller and will be an outreach to the hearing impaired community in our metropolitan area. Thank you so much for your assistance in relation to this matter. Carol

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,391.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 408835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408835	$16,000	$16,000	12.21%	1.00%	May 29, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408835. Member loan 408835 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Schlumberger Ltd.	Debt-to-income ratio:	7.00%
Length of employment:	2 years 3 months	Location:	Anchorage, AK

Home town:	Edina
Current & past employers:	Schlumberger Ltd., CH2M Hill
Education:	Haas School of Business, UC Berkeley

This borrower member posted the following loan description, which has not been verified:

I am enrolled in grad school at UC Berkeley. I would use this loan to consolidate some debt and take the strain off while working part time and pursuing my MBA. Thanks for your time and consideration.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,323.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 408965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408965	$10,000	$10,000	9.32%	1.00%	June 1, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408965. Member loan 408965 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	H.C. Brill Co. Inc.	Debt-to-income ratio:	13.73%
Length of employment:	2 years 2 months	Location:	NORCROSS, GA

Home town:	West Decatur
Current & past employers:	H.C. Brill Co. Inc., The Schwan Food Company, The Pennsylvania State University
Education:	The Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

I have 2 credit card accounts with Chase and Capital One that I have a combined debt of $9,600 on them. They both recently just raised my APR from 5.4 and 5.99% respectively to over 10.9%. I have paid down these debts substantially over the last year (paid off about $4000). I have also just paid off another personal loan that I had with Wachovia ($8,000 over 4 years). I am finally in a financial position....making $66,000/yr and paying only $825/month rent (utilties included)......to pay off all the debt I accumulated in college and when first moving from PA to GA. I am looking to pay off this debt ASAP and don't want to give the credit card companies the satisfaction of getting any more money from me. Please help me achieve my goal. Thanks!

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,956.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 409191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409191	$15,000	$15,000	11.26%	1.00%	May 29, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409191. Member loan 409191 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	Credit Suisse	Debt-to-income ratio:	14.86%
Length of employment:	2 years 7 months	Location:	San Francisco, CA

Home town:	Seoul
Current & past employers:	Credit Suisse, Citibank
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

Wanting to pay off two credit cards charging extremely high interest rates (Discover & Associates Visa). I have excellent credit, no longer use credit cards, and am just looking to pay off the debt as soon as possible. I have a steady income and make payments on time each month, paying more than the minimum requirement.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,439.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 409248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409248	$4,600	$4,600	15.68%	1.00%	May 29, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409248. Member loan 409248 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	American Airlines	Debt-to-income ratio:	8.00%
Length of employment:	14 years	Location:	Chicago, IL

Home town:	Oak Park
Current & past employers:	American Airlines
Education:	National Labor College

This borrower member posted the following loan description, which has not been verified:

Repayment to family members. Sudden Death of Mom (repayment of expenses) Debt Consolidation. Reatin Legal help. (Laywer)

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	74
Revolving Credit Balance:	$6,909.00	Public Records On File:	1
Revolving Line Utilization:	29.20%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 409356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409356	$2,400	$2,400	14.11%	1.00%	May 29, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409356. Member loan 409356 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Insure-Rite	Debt-to-income ratio:	10.47%
Length of employment:	4 years	Location:	SALT LAKE CITY, UT

Home town:	Salt Lake City
Current & past employers:	Insure-Rite
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

I had a medical emergency six weeks ago and I am trying to consolidate all of those bills into one payment. I have worked at the same job for 4 years and I am very responsible about paying my bills on time.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,873.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 33 dated June 2, 2009